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                                                                    EXHIBIT 10.2
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                          AGREEMENT AND PLAN OF MERGER,

                           DATED AS OF JULY 27, 1998,

                                  BY AND AMONG

                            JAN BELL MARKETING, INC.,

                       MAYOR'S JEWELERS ACQUISITION CORP.

                                       AND

                             MAYOR'S JEWELERS, INC.





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                          AGREEMENT AND PLAN OF MERGER

                                Table of Contents

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ARTICLE I

         THE TRANSACTIONS; CLOSING................................................................................2
                           1.01     The Merger....................................................................2
                           1.02     The Closing...................................................................2
                           1.03     Effect of Merger..............................................................2
                           1.04     Certificate of Incorporation..................................................2
                           1.05     Bylaws........................................................................2
                           1.06     Directors and Officers........................................................2
                           1.07     Conversion of Securities......................................................3
                           1.08     Equity Rights; Option Shares..................................................3
                           1.09     Dissenting Shares.............................................................3
                           1.10     Surrender of Shares; Stock Transfer Books.....................................4

ARTICLE II

         REPRESENTATIONS AND WARRANTIES OF
         THE COMPANY..............................................................................................6
                           2.01     Organization and Qualification................................................6
                           2.02     Capital Stock.................................................................6
                           2.03     Authority Relative to This Agreement and the Operative
                                    Agreements....................................................................6
                           2.04     Subsidiaries; Company; Business...............................................7
                           2.05     No Conflicts..................................................................8
                           2.06     Governmental Approvals and Filings............................................9
                           2.07     Books and Records.............................................................9
                           2.08     Financial Statements..........................................................9
                           2.09     Absence of Changes............................................................9
                           2.10     No Undisclosed Liabilities...................................................11
                           2.11     Taxes........................................................................11
                           2.12     Legal Proceedings............................................................13
                           2.13     Compliance with Laws and Orders..............................................14
                           2.14     Benefit Plans; ERISA.........................................................14
                           2.15     Real Property................................................................15
                           2.16     Tangible Personal Property...................................................17
                           2.17     Inventory....................................................................17
                           2.18     Intellectual Property Rights.................................................17

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                           2.19     Contracts....................................................................18
                           2.20     Licenses.....................................................................20
                           2.21     Insurance....................................................................20
                           2.22     Affiliate Transactions.......................................................21
                           2.23     Employees; Labor Relations...................................................21
                           2.24     Environmental Matters........................................................21
                           2.25     Substantial Suppliers........................................................22
                           2.26     Accounts Receivable..........................................................22
                           2.27     Other Negotiations; Brokers..................................................23
                           2.28     Bank and Brokerage Accounts; Investment Assets...............................23
                           2.29     Board Recommendation.........................................................23

ARTICLE III

         REPRESENTATIONS AND WARRANTIES OF JAN BELL..............................................................24
                           3.01     Organization and Qualification...............................................24
                           3.02     Authority Relative to This Agreement and the Operative
                                    Agreements...................................................................24
                           3.03     No Conflicts.................................................................24
                           3.04     Governmental Approvals and Filings...........................................25
                           3.05     Legal Proceedings............................................................25
                           3.06     Brokers......................................................................25
                           3.07     Financial Statements.  ......................................................26
                           3.08     SEC Documents.  .............................................................26

ARTICLE IV

         COVENANTS...............................................................................................26
                           4.01     Conduct of Business Prior to the Closing.....................................26
                           4.02     Access  to Information.......................................................29
                           4.03     Books and Records............................................................29
                           4.04     Confidentiality..............................................................30
                           4.05     Regulatory and Other Authorizations; Consents................................30
                           4.06     No Solicitation of Offers, Etc...............................................31
                           4.07     Notice of Certain Matters....................................................32
                           4.08     Interim Financial Statements.................................................32
                           4.09     Operation of Company as a Subsidiary.........................................32
                           4.10     Indemnification; Directors' and Officers' Insurance..........................33

ARTICLE V

         CONDITIONS TO OBLIGATION TO CLOSE.......................................................................34
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                           5.01     Conditions to the Obligations of MJAC and Jan Bell...........................34
                           5.02     Conditions to Closing by the Company.........................................36

ARTICLE VI

         SURVIVAL OF REPRESENTATIONS, WARRANTIES,
         COVENANTS AND AGREEMENTS................................................................................37
                           6.01     Survival of Representations, Warranties, Covenants and
                                    Agreements...................................................................37

ARTICLE VII

         TERMINATION.............................................................................................38
                           7.01     Grounds for Termination......................................................38
                           7.02     Effect of Termination........................................................40

ARTICLE VIII

         DEFINITIONS.............................................................................................40
                           8.01     Definitions..................................................................40

ARTICLE IX

         MISCELLANEOUS...........................................................................................49
                           9.01     Notices......................................................................49
                           9.02     Entire Agreement.............................................................51
                           9.03     Expenses.....................................................................51
                           9.04     Payment of Transfer Taxes and Fees...........................................51
                           9.05     Confidentiality..............................................................51
                           9.06     Cumulative Remedies.  .......................................................51
                           9.07     Waiver.......................................................................51
                           9.08     Amendment....................................................................52
                           9.09     No Third Party Beneficiary...................................................52
                           9.10     No Assignment; Binding Effect................................................52
                           9.11     Headings.....................................................................52
                           9.12     Invalid Provisions...........................................................52
                           9.13     Governing Law................................................................52
                           9.14     Consent to Jurisdiction and Service of Process...............................52
                           9.15     Limited Recourse.............................................................53
                           9.16     Construction.................................................................53
                           9.17     Counterparts.................................................................54

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                                                                           Page
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Exhibits:
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Exhibit A - Articles of Merger                                             A-1
Exhibit B - Certificate of Incorporation of Surviving Corporation          B-1
Exhibit C - Bylaws of Surviving Corporation                                C-1
Exhibit D - Initial Directors of Surviving Corporation                     D-1
Exhibit E - Joinder Agreement                                              E-1


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                          AGREEMENT AND PLAN OF MERGER

                  This AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of July 27, 1998, by and among MAYOR'S JEWELERS ACQUISITION CORP., a Florida corporation ("MJAC"), JAN BELL MARKETING, INC., a Delaware corporation ("Jan Bell"), and MAYOR'S JEWELERS, INC., a Florida corporation (the "Company"). MJAC, Jan Bell and the Company are sometimes referred to collectively herein as the "Parties."

                                   WITNESSETH:

                  WHEREAS, the Boards of Directors of MJAC, Jan Bell and the Company have each determined that it is in the best interests of their respective shareholders for MJAC to acquire the Company and consummate the transactions contemplated by this Agreement (the "Transactions") upon the terms and subject to the conditions set forth herein; and

                  WHEREAS, in furtherance of such acquisition, the Boards of Directors of Jan Bell, MJAC and the Company have each approved the merger (the "Merger") of MJAC with and into the Company in accordance with the Florida Business Corporation Act ("FBCA") upon the terms and subject to the conditions set forth herein; and

                  WHEREAS, upon consummation of that certain Stock Purchase Agreement dated as of May 26, 1998 (the "Stock Purchase Agreement"), Jan Bell, the parent of MJAC, will purchase a majority of the Outstanding Shares of common stock of the Company, par value $.01 per share and will satisfy, assume or purchase certain debt obligations of the Company; and

                  WHEREAS, Jan Bell wishes to consolidate its ownership of MJAC with its majority interest of the Company;

                  WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company, taking into account its current business operations and future growth prospects, as well as the best interests of all of its shareholders, employees, customers and suppliers for the Company to be operated as a wholly-owned subsidiary of Jan Bell; and

                  WHEREAS, capitalized terms used and not otherwise defined herein have the meanings set forth in Section 8.01 hereof;

                  NOW, THEREFORE, in consideration of the foregoing and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:



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                                    ARTICLE I

                            THE TRANSACTIONS; CLOSING

                  1.01 The Merger. Subject to the terms and conditions of this Agreement and in accordance with the FBCA, MJAC will merge with and into the Company at the Effective Time. Upon the Effective Time, the separate existence of MJAC shall cease and the Company shall be the corporation surviving the Merger (the "Surviving Corporation"), shall continue under the name "Mayor's Jewelers, Inc." and shall be operated as a wholly-owned subsidiary of Jan Bell.

                  1.02 The Closing. The closing of the Transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Morgan, Lewis & Bockius LLP in New York, New York following the closing of the Stock Purchase Agreement, assuming the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the Transactions as set forth in
Article 5 hereof (other than those conditions that by their nature are to be satisfied at the Closing, but subject to satisfaction or waiver of those conditions) or such other date and place as the Parties may mutually determine (the "Closing Date").

                  1.03 Effect of Merger. The Merger shall become effective at the time (the "Effective Time") the Company duly files articles of merger (the "Articles of Merger"), substantially in the form of Exhibit A hereto, with the Secretary of State of the State of Florida or at such later time as is specified in the Articles of Merger. The Merger shall have the effect set forth in the FBCA. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either the Company or MJAC in order to carry out and effectuate the Transactions.

                  1.04 Certificate of Incorporation. At the Effective Time, the certificate of incorporation of the Surviving Corporation shall be amended to read in its entirety as set forth in Exhibit B attached hereto until thereafter amended as provided by law and such certificate of incorporation.

                  1.05 Bylaws. At the Effective Time, the bylaws of the Surviving Corporation shall be amended to read as set forth in Exhibit C attached hereto until thereafter amended as provided by law and such bylaws.

                  1.06 Directors and Officers. The initial directors of the Surviving Corporation shall be those persons listed on Exhibit D attached hereto, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation. The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.



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                  1.07 Conversion of Securities. As of the Effective Time, by
virtue of the Merger and without any further action on the part of Jan Bell, MJAC, the Company or the holders of any of the following securities:

                  (a) Conversion of Shares. Each Share (or fraction thereof) issued and outstanding immediately prior to the Effective Time (other than any Shares to be canceled pursuant to Section 1.07(b) hereof and any Dissenting Shares (as defined in Section 1.09 hereof)) shall be canceled and shall be converted automatically into the right to receive, subject to the provisions of
Section 1.10 hereof, an amount equal to $8.00 (eight dollars) (the "Merger Consideration") payable, without interest, to the holder of such Share, upon surrender of the Certificate that formerly evidenced such Share, in the manner provided in Section 1.10 hereof.

                  (b) Treasury Shares and Jan Bell-owned Shares. Each Share owned by the Company or any Subsidiary as treasury stock and each Share owned by Jan Bell immediately prior to the Effective Time shall be canceled and cease to exist, and no consideration shall be delivered or deliverable with respect thereto.

                  (c) Conversion of MJAC Common Stock. Each issued and outstanding share of common stock, par value $.01 per share, of MJAC shall be converted into one share of common stock of the Surviving Corporation.

                  1.08 Equity Rights; Option Shares. Any Equity Right that is outstanding immediately prior to the Effective Time, other than those Equity Rights canceled pursuant to the Stock Purchase Agreement, shall, at the Effective Time, be canceled, and in exchange therefor, each holder of any such Equity Right shall be entitled to receive from the Surviving Corporation $8.00 (eight dollars). Any Option Share that is outstanding immediately prior to the Effective Time, other than those Option Shares canceled pursuant to the Stock Purchase Agreement, (whether or not vested or exercisable) shall, at the Effective Time, be canceled, and in exchange therefor, each holder of each such Option Share shall be entitled to receive from the Surviving Corporation the difference between $8.00 (eight dollars) and the exercise price of each such Option Share, as set forth in Section 2.02 of the Disclosure Schedule. Neither the Equity Rights Plan nor the Option Plan will survive the Effective Time.

                  1.09 Dissenting Shares. Notwithstanding any provisions of this Agreement to the contrary, Shares which are issued and outstanding immediately prior to the Effective Time and which are held by a Company Stockholder who has not approved of the Merger by written consent and, with respect to which, appraisal rights shall have been duly exercised in accordance with Section
607.1320 of the FBCA ("Dissenting Shares") shall not be converted into a right to receive the Merger Consideration. The holders of Dissenting Shares shall be entitled only to such rights as are granted by Section 607.1320 of the FBCA. Each holder of Dissenting Shares who becomes entitled to payment for such Shares pursuant to Section 607.1320 of the FBCA shall receive payment therefor from the Surviving Corporation in accordance with the FBCA; provided, however, that (i) if any such holder of Dissenting Shares shall have failed to establish



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his or its entitlement to appraisal rights as provided in Section 607.1320 of the FBCA, (ii) if any such holder of Dissenting Shares shall have effectively withdrawn his or its demand for appraisal of such Shares or lost his or its right to appraisal and payment for his or its Shares under Section 607.1320 of the FBCA or (iii) if neither any holder of Dissenting Shares nor the Surviving Corporation shall have filed a petition demanding a determination of the value of all Dissenting Shares within the time provided in Section 607.1320 of the FBCA, such holder shall forfeit the right to appraisal of such Shares and each such Share shall be treated as if such Share had been converted, as of the Effective Time, into a right to receive, subject to the provisions of Section
1.10 hereof, the Merger Consideration, without interest thereon, from the Surviving Corporation as provided in Section 1.07(a) hereof.

                  1.10     Surrender of Shares; Stock Transfer Books.

                  (a) As of the Effective Time, Jan Bell shall deposit with SunTrust Bank, Miami, N.A., as agent (the "Paying Agent") for the holders of Shares in connection with the Merger, the funds to which holders of Shares shall become entitled pursuant to Section 1.07(a) hereof. Such funds shall be held by the Paying Agent and invested as directed by the Surviving Corporation, provided that any investments shall be in obligations of or guaranteed by the United States of America or of any agency thereof and backed by the full faith and credit of the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, or in deposit accounts, certificates of deposit or banker's acceptances of, repurchase or reverse repurchase agreements with, or Eurodollar time deposits purchased from, commercial banks with capital, surplus and undivided profits aggregating in excess of $1.0 billion (based on the most recent financial statements of such bank which are then publicly available at the SEC or otherwise).

                  (b) Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each Person who was, at the Effective Time, a holder of record of Shares entitled to receive the Merger Consideration pursuant to Section 1.07(a) hereof, (i) a joinder agreement in the form of Exhibit E hereto (the "Joinder Agreement"), pursuant to which, in consideration of the receipt of the Merger Consideration, such holder of record: (A) shall agree to become a party to the Stock Purchase Agreement; (B) shall agree to become a party to the Escrow Agreement appended as Exhibit C to the Stock Purchase Agreement (the "Escrow Agreement"); and (C) shall agree that $1 (one dollar) of the Merger Consideration for each Share to be surrendered by such holder shall be deposited with SunTrust Bank, Miami, N.A., as escrow agent (the "Escrow Agent"), as collateral security for any Liability of such holder to Jan Bell pursuant to the terms of the Stock Purchase Agreement and the Joinder Agreement executed by such holder; (ii) a form of letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the certificates evidencing Shares (the "Certificates") shall pass, only upon proper delivery of the Certificates to Jan Bell and pursuant to which, such holder may elect to receive, in exchange for his or its Shares, in lieu of cash, his or its pro rata portion (based on the number of Shares surrendered by such holder of record in proportion to the Outstanding Shares) of 2 million shares of Jan Bell common stock (valued at $3.50 per share) subject to restrictions on resale until the



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third anniversary of the Closing Date (except to other Company Stockholders under certain conditions, which shares will be deposited with the Escrow Agent as additional security for the obligations of such holder pursuant to the Stock Purchase Agreement and the Joinder Agreement, and (iii) instructions for use in effecting the surrender of the Certificates pursuant to such letter of transmittal.

                  (c) Upon surrender to Jan Bell of a Certificate, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, including a duly completed and validly executed Joinder Agreement, the holder of such Certificate shall be entitled to receive from the Paying Agent the Merger Consideration for each Share formerly evidenced by such Certificate, less such consideration to be withheld pursuant to such holder's Joinder Agreement, and such Certificate shall then be canceled. No interest shall accrue or be paid on the Merger Consideration payable upon the surrender of any Certificate for the benefit of the holder of such Certificate.

                  (d) Effective upon (at the open of business) the two month anniversary of the Effective Time, Jan Bell shall be entitled to require the Paying Agent to deliver to it any funds which had been made available to the Paying Agent and not disbursed to holders of Shares (including, without limitation, all interest and other income received by the Paying Agent in respect of all funds made available to it), and thereafter such holders shall be entitled to look to Jan Bell (subject to abandoned property, escheat and other similar laws) only as general creditors thereof with respect to any Merger Consideration that may be payable upon due surrender of the Certificates held by them to the fullest extent permitted by law, provided, however, that any holder of Shares who has not surrendered each of his or its Shares in accordance with this Section 1.10 by the two month anniversary of the Effective Time shall have forfeited the right to elect to receive shares of Jan Bell common stock in lieu of cash. Notwithstanding the foregoing, to the fullest extent permitted by law, none of Jan Bell, the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Share for any Merger Consideration delivered in respect of such Share to a public official pursuant to any abandoned property, escheat or other similar law.

                  (e) Any portion of the Merger Consideration made available to the Paying Agent to pay for Shares for which appraisal rights have been perfected shall be paid to Jan Bell upon demand.

                  (f) At the Effective Time, the stock transfer books of the Company shall be closed to the extent permitted by applicable law and thereafter there shall be no further registration of transfers of Shares on the records of the Company. From and after the Effective Time, the holders of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided herein or by applicable law.


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                  (g) Jan Bell shall pay all charges and expenses of the Paying
Agent.


                                   ARTICLE II

                        REPRESENTATIONS AND WARRANTIES OF
                                   THE COMPANY

                  The Company hereby represents and warrants to Jan Bell and MJAC as follows:

                  2.01 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets and Properties. The Company is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so qualified, licensed or admitted and in good standing which, individually or in the aggregate, (i) are not having and could not be reasonably expected to have a material adverse effect on the Business or Condition of the Company and (ii) could not be reasonably expected to have a material adverse effect on the validity or enforceability of this Agreement or any Operative Agreement to which it is a party or on the ability of the Company to perform its obligations hereunder or thereunder.

                  2.02 Capital Stock. The authorized capital stock of the Company consists only of 15,000,000 shares of common stock, par value $.01 per share, and 5,000,000 shares of preferred stock, par value $.01 per share. The outstanding shares and equity equivalents of capital stock of the Company consists only of 3,049,722 shares of common stock, all of which are fully paid and nonassessable, 46,650 "phantom" equity rights and 120,000 option shares, and all such shares, equity equivalents and option shares were validly issued in compliance with all applicable Laws. Except for the Outstanding Shares, the Equity Rights and the Option Shares and except as set forth in Section 2.02 of the Disclosure Schedule: (i) no shares of Company capital stock have been issued or reserved for issuance, (ii) there are no outstanding Options with respect to the Company or agreements, arrangements or understandings to issue Options with respect to the Company, and (iii) there are no preemptive rights or agreements, arrangements or understandings to issue preemptive rights with respect to the issuance or sale of the Company's capital stock. The record owners of the Shares are those Persons listed in Section 2.02 of the Disclosure Schedule, which accurately reflects the number of Shares owned by each such Person. The exercise price for each of the Option Shares reflected in Section 2.02 Disclosure Schedule accurately represents the legal entitlement of each option holder to acquire Shares.

                  2.03 Authority Relative to This Agreement and the Operative Agreements. The Company has full corporate power and authority to enter into this Agreement and the Operative Agreements to which it is party and to perform its obligations hereunder and thereunder and to



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consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Operative Agreements to which it is a party by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly approved by the board of directors of the Company, and, except for the affirmative vote or consent of a majority of the holders of the Outstanding Shares, no other action on the part of the Company or its stockholders is necessary to authorize the execution, delivery and performance of this Agreement and the Operative Agreements to which it is a party and the consummation by the Company of the transactions contemplated hereby and thereby. This Agreement and the Operative Agreements to which the Company is a party have been duly and validly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity.

                  2.04 Subsidiaries; Company; Business. Section 2.04 of the Disclosure Schedule lists the name of each Subsidiary and all lines of business in which the Company and each Subsidiary is participating or engaged or has participated or engaged in the preceding three years. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation set forth opposite its name in Section 2.04 of the Disclosure Schedule, and has full power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets and Properties. Each Subsidiary is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so qualified, licensed or admitted and in good standing which, individually or in the aggregate, (i) are not having and could not reasonably be expected to have a material adverse effect on the Business or Condition of the Company and (ii) could not be reasonably expected to have a material adverse affect on the validity or enforceability of this Agreement or any Operative Agreement or the ability of any such Subsidiary to perform its obligations thereunder. Section 2.04 of the Disclosure Schedule lists for each Subsidiary the amount of its authorized and outstanding equity interests. Except as disclosed in Section 2.04 of the Disclosure Schedule, all of the outstanding equity interests of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and are owned, beneficially and of record, by the Company or Subsidiaries wholly owned, directly or indirectly by the Company free and clear of all Liens. Other than as contemplated by this Agreement or the Operative Agreements, there are no outstanding Options with respect to any Subsidiary or agreements, arrangements or understandings to issue Options with respect to any Subsidiary and there are no preemptive rights or agreements, arrangements or understandings to issue preemptive rights with respect to the issuance or sale of any Subsidiary's equity interests. Except as set forth in Section 2.04 of the Disclosure Schedule there are no directors or officers of the Company or any of its Subsidiaries who are not employees or stockholders of the Company as of the date hereof. The Company has delivered to Jan Bell true and complete copies of the certificate or articles of incorporation and



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by-laws (or other comparable corporate charter documents) and minutes of the meetings of the Board of Directors (including any committees thereof) of the Company and each of the Subsidiaries, including all amendments thereto effected through the Closing Date. Except for the Subsidiaries, the Company holds no equity, partnership, joint venture or other interest in any Person.

                  2.05 No Conflicts. The execution and delivery by the Company of this Agreement do not, and the execution and delivery by each of the Company and its Subsidiaries of the Operative Agreements to which it is a party, the performance by each of the Company and its Subsidiaries of its respective obligations under this Agreement and such Operative Agreements and the consummation of the transactions contemplated hereby and thereby did not, do not and will not:

                           (i) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Amended and Restated Stockholders' Agreement, dated April 18, 1994, among the Company and certain Company Stockholders (the "Stockholders' Agreement") or the certificate or articles of incorporation or by-laws (or other comparable corporate charter documents) of the Company or the Subsidiaries;

                           (ii) subject to obtaining the consents, approvals and actions, making the filings and giving the notices referred to in
         Section 2.06 below or disclosed in Section 2.06 of the Disclosure Schedule, if any, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to the Company, any of its Subsidiaries or any of their respective Assets and Properties; or

                           (iii) except as disclosed in Section 2.05 of the Disclosure Schedule, (a) conflict with or result in a violation or breach of, (b) constitute (with or without notice or lapse of time or both) a default under, (c) require the Company or any of the Subsidiaries to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (d) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (e) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (f) result in the creation or imposition of any Lien upon the Company or any of the Subsidiaries or any of their respective Assets and Properties under, any Contract or License to which the Company or any of the Subsidiaries is a party or by which any of their respective Assets and Properties is bound except for such conflicts, violations, breaches, defaults, consents, approvals, actions, filings, notices, terminations, cancellations, accelerations, modifications, additional rights or entitlement or Liens that, individually or in the aggregate,
         (x) are not having and could not be reasonably expected to have a material adverse effect on the Business or Condition of the Company and
         (y) could not be reasonably expected to have a material adverse effect on the validity or enforceability of this Agreement or any Operative Agreement or on the ability of the Company or any Subsidiary to perform its obligations hereunder or thereunder.

                  2.06 Governmental Approvals and Filings. Except as disclosed in Section 2.06 of the Disclosure Schedule, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of the Company, any of the Subsidiaries or any Company Stockholder is required in connection with the execution, delivery and performance of this Agreement or any of the Operative Agreements to which it is a party or the consummation of transactions contemplated hereby or thereby.

                  2.07 Books and Records. The minute books and other similar records of the Company and the Subsidiaries provided to Jan Bell prior to the execution of this Agreement contain a true and complete record, in all material respects, of all action taken at all meetings and by all written consents in lieu of meetings of the stockholders, members, the boards of directors and committees of the boards of directors (or other similar governing entities) of the Company and the Subsidiaries.

                  2.08 Financial Statements. The Company has furnished Jan Bell with true and complete copies of the audited consolidated balance sheets of the Company and its Subsidiaries as of January 31, 1998 and the related consolidated statements of operations and cash flows, together with the notes thereto (the "Audited Financial Statements"). The Audited Financial Statements fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and for the periods covered thereby and the results of operations and cash flows of the Company and its Subsidiaries for the periods set forth therein, all in conformity with GAAP, except as specifically noted in the notes thereto.

                  2.09 Absence of Changes. Since January 31, 1998, there has not been any material adverse change, or any event or development which, individually or together with other such events, could reasonably be expected to result in a material adverse change, in the Business or Condition of the Company. None of the other representations or warranties set forth in this Agreement shall be deemed to limit the foregoing. In addition, without limiting the foregoing, except as expressly contemplated hereby and by the Operative Agreements and except as disclosed in Section 2.09 of the Disclosure Schedule, there has not occurred since January 31, 1998:

                  (a) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock (or other equity interests) of the Company or any Subsidiary, or any direct or indirect redemption, purchase or other acquisition by the Company or any Subsidiary of any such capital stock (or other equity interests) of the Company or any Subsidiary;

                  (b) except for the execution, delivery and performance by the Company of the Operative Agreements to which it is a party, and the transactions contemplated thereby, any authorization, issuance, sale or other disposition by the Company or any Subsidiary of any shares of capital stock (or other equity interests) of the Company or any Subsidiary, or any modification or amendment of any right of any holder of any outstanding shares of capital stock (or other equity interests) of the Company or any Subsidiary;

                  (c) (i) any increase in excess of 10% of salary, rate of commissions or rate of consulting fees of any employee or consultant of the Company or any Subsidiary whose annual salary, commissions and consulting fees exceeds $50,000; (ii) any payment of any nature whatsoever (other than salary, commissions, consulting fees or directors' fees paid in the ordinary course to any employee consultant or director of the Company or any Subsidiary) to any officer, director, stockholder, employee or consultant of the Company or any Subsidiary; (iii) any establishment or modification of (A) targets, goals, pools or similar provisions under any Benefit Plan, employment Contract or other employee compensation arrangement or (B) salary ranges, increase guidelines or similar provisions in respect of any Benefit Plan, employment Contract or other employee compensation arrangement; or (iv) any adoption, entering into, amendment, modification or termination (partial or complete) of any Benefit Plan;

                  (d) except for payments to and borrowings under the Revolving Credit Facility in the ordinary course of business consistent with past practice
(i) incurrences by the Company or any Subsidiary of Indebtedness or (ii) any voluntary purchase, cancellation, prepayment or complete or partial discharge in advance of a scheduled payment date with respect to, or waiver of any right of the Company or any Subsidiary under, any Indebtedness of or owing to the Company or any Subsidiary;

                  (e) any physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any of the real or personal property or equipment of the Company or any Subsidiary in an amount exceeding $25,000 with respect to any single loss, or in an aggregate amount exceeding $100,000;

                  (f) any theft, damage or other loss (whether or not covered by insurance) affecting any of the inventory of the Company or any Subsidiary in an amount exceeding $25,000 with respect to any single loss, or in an aggregate amount exceeding $50,000;

                  (g) any write-off or write-down of or any determination to write off or write down any of the Assets and Properties of the Company or any Subsidiary in an aggregate amount exceeding $50,000 otherwise than in the ordinary course of business consistent with past practice;

                  (h) any purchase of any Assets and Properties of any Person or disposition of, or incurrence of a Lien (other than a Permitted Lien) on, any Assets and Properties of the Company or any Subsidiary, other than acquisitions or dispositions of inventory or equipment in the ordinary course of business of the Company or any Subsidiary consistent with past practice and the terms of this Agreement and the Operative Agreements;

                  (i) any entering into, amendment, modification, termination (partial or complete) or granting of a waiver under or giving any consent with respect to (i) any Contract which is required (or had it been in effect on the date hereof would have been required) to be disclosed in the Disclosure Schedule pursuant to Section 2.22(a), (ii) any License held by the Company or any Subsidiary or (iii) any Intellectual Property;

                  (j) any capital expenditures or commitments for additions to property, plant or equipment of the Company or any Subsidiary constituting capital assets in an aggregate amount exceeding $50,000;

                  (k) any commencement, termination or change by the Company or any Subsidiary of any line of business;

                  (l) any transaction by the Company or any Subsidiary with any officer, director, stockholder or Affiliate of the Company or any Subsidiary, other than pursuant to any Contract in effect on January 31, 1998 and disclosed to Jan Bell pursuant to Section 2.22(a) hereof or other than pursuant to any contract of employment listed pursuant to Section 2.19(a)(i) of the Disclosure Schedule;

                  (m) any entering into of an agreement to do or engage in any of the foregoing, including without limitation with respect to any Business Combination not otherwise restricted by the foregoing paragraphs; or

                  (n) any change in the Tax or accounting methods or procedures of the Company or any Subsidiary.

                  2.10 No Undisclosed Liabilities. Except as reflected or reserved against in the January 31, 1998 balance sheet included in the Audited Financial Statements or as disclosed in Section 2.10 of the Disclosure Schedule, or as expressly contemplated hereby and by the Operative Agreements, there are no Liabilities of, relating to or affecting the Company or any Subsidiary or any of their respective Assets and Properties, other than (i) Liabilities incurred in the ordinary course of business consistent with past practice since January 31, 1998 and in accordance with the provisions of this Agreement and the Operative Agreements which in the aggregate are not material to the Business or Condition of the Company and are not for tort or for breach of contract or (ii) contingent, unknown liabilities which are not required to be reflected or reserved against on a balance sheet prepared in accordance with GAAP.

                  2.11     Taxes.

                  (a) All Tax Returns required to have been filed by or with respect to the Company or any Subsidiary or any affiliated, combined, consolidated, unitary or similar group of which the Company or any Subsidiary is or was a member (a "Relevant Group") with any Taxing

Authority have been duly and timely filed, and each such Tax Return correctly and completely reflects the income, franchise or other Tax liability and all other information required to be reported thereon. All Taxes owed by the Company or any Subsidiary or any member of a Relevant Group (whether or not shown on any Tax Return) have been paid. All monies required to be withheld by the Company or its Subsidiaries from employees, independent contractors, creditors or other third parties for Taxes have been collected or withheld, and either duly and timely paid to the appropriate Taxing Authority or (if not yet due for payment) set aside in accounts for such purposes. Neither the Company nor any Subsidiaries has any liability for Taxes of any person other than the Company or such Subsidiary (i) solely as a present or former member of a Relevant Group,
(ii) as a transferee or successor, (iii) by contract or (iv) otherwise.

                  (b) The provision for current Taxes (as opposed to any reserve for deferred taxes) in the Audited Financial Statements are sufficient for the payments of all accrued and unpaid Taxes not yet due and payable as of such date, whether or not disputed, of the Company and its Subsidiaries. As of the Closing Date, such provision, as adjusted for the passage of time through the Closing Date, will be sufficient for then-accrued and unpaid Taxes not yet due and payable of the Company and its Subsidiaries.

                  (c) Neither the Company nor any Subsidiary is a party to any agreement extending, or having the effect of extending, the time within which to file any Tax Return or the period of assessment or collection of any Taxes. Neither the Company nor any Subsidiary has received any written ruling of a Taxing Authority related to Taxes or entered into any written and legally binding agreement with a Taxing Authority relating to Taxes.

                  (d) Except as disclosed in Section 2.11 of the Disclosure Schedule, (i) no Taxing Authority is now asserting or threatening to assert against any Relevant Group, the Company or any Subsidiary any deficiency, claim or liability for additional Taxes or any adjustment of Taxes, and there is no reasonable basis for any such assertion of which the Company or any Subsidiary is or reasonably should be aware, and (ii) no issues have been raised in any examination by any Taxing Authority with respect to any Relevant Group, the Company or any Subsidiary which, by application of similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined. The federal income Tax Returns of or including the Company (including Tax Returns of Relevant Groups) disclose (in accordance with
Section 6662(d)(2)(B)(ii) of the Code) all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662(d) of the Code. No claim has ever been made by any Taxing Authority in a jurisdiction in which the Company or any Subsidiary does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. Schedule 2.11 of the Disclosure Schedule lists all federal, state, local and foreign income Tax Returns filed by or with respect to the Company or any Subsidiary (including Tax Returns of Relevant Groups) for all taxable periods ended on or after January 31, 1994, indicates those Tax Returns, if any, that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Company has delivered to Jan Bell complete and correct copies of all federal, state, local and foreign income Tax Returns filed by or with respect to, and all Tax examination reports and statements of deficiencies assessed against or agreed to by, the Company and any Subsidiary since January 31, 1994. There are no Liens for Taxes upon the Assets or Properties of the Company or any Subsidiary.

                  (e) Neither the Company nor any Subsidiary (i) is a party to or is bound by any obligations under any tax sharing, tax indemnity or similar agreement or arrangement, (ii) has made or is subject to any election under section 341(f) of the Code, (iii) has made or is subject to any election or deemed election under section 338 or section 336(e) of the Code or the regulations thereunder, (iv) has agreed to or is required to make, or reasonably expects that it might have to make, any adjustment under section 481 of the Code (or any comparable provision of state, local or foreign law) by reason of a change in accounting method or otherwise, (v) has ever entered into any agreement or arrangement that could result separately or in the aggregate in the payment of any "excess parachute payments" within the meaning of section 280G of the Code, (vi) is, or at any time has been, a "United States real property holding corporation" within the meaning of section 897(c)(2) of the Code, (vii) is a party to any "safe harbor lease" that is subject to the provisions of section 168(f)(8) of the Internal Revenue Code as in effect prior to the Tax Reform Act of 1986 or to any "long-term contract" within the meaning of section 460 of the Code, (viii) is a party to any joint venture, partnership or other arrangement that is treated as a partnership for federal income Tax purposes,
(ix) has ever been a member of any affiliated, consolidated, combined, unitary or similar group for any Tax purpose, other than the Relevant Group of which the Company is the parent, (x) has an excess loss account as defined in section 1.1502-19 of the Treasury Regulations with respect to the stock of any subsidiary or (xi) has engaged in any intercompany transactions subject to
Section 1.1502-13 of the Treasury Regulations.

                  2.12     Legal Proceedings.

                  (a) Except as disclosed in Section 2.12(a) of the Disclosure Schedule (with paragraph references corresponding to those set forth below):

                           (i) there are no Actions or Proceedings pending or, to the knowledge of the Company, threatened against, relating to or affecting the Company, any Subsidiary or any Company Stockholder, or any of their respective Assets and Properties which (A) could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal any of the transactions contemplated by this Agreement or any of the Operative Agreements or otherwise result in a material diminution of the benefits contemplated by this Agreement or any of the Operative Agreements to Jan Bell, or (B) if determined adversely to the Company, any Subsidiary or any Company Stockholder, could reasonably be expected to result in (x) any injunction or other equitable relief against the Company or any Subsidiary, or (y) Losses by the Company or any Subsidiary, individually or in the aggregate with Losses in respect of other such Actions or Proceedings, exceeding $50,000;

                           (ii) neither the Company nor any Subsidiary has received notice, or is aware, of any Orders outstanding against the Company or any Subsidiary; and

                           (iii) neither the Company nor any Subsidiary has received notice or is aware, of any defects, dangerous or substandard conditions in the products or materials sold, distributed, or to be sold or distributed by the Company or any Subsidiary that could cause bodily injury, sickness, disease, death, or damage to property, or result in loss of use of property, or any claim, suit, demand for arbitration or notice seeking damages for bodily injury, sickness, disease, death, or damage to property, or loss of use of property.

                  (b) Prior to the execution of this Agreement, the Company has delivered all responses of counsel for the Company and the Subsidiaries to auditors' requests for information regarding Actions or Proceedings pending or threatened against, relating to or affecting the Company and the Subsidiaries for the fiscal years ended January 31, 1997 and January 31, 1998.

                  2.13 Compliance with Laws and Orders. Except as disclosed in
Section 2.13 of the Disclosure Schedule, none of the Company or any Subsidiary has received at any time since February 1, 1996 any notice that the Company or any Subsidiary is or has been at any time since such date, in material violation of or in material default under, any Law or Order applicable to the Company or any Subsidiary or any of their respective Assets and Properties.

                  2.14 Benefit Plans; ERISA. All Benefit Plans are listed in
Section 2.14 of the Disclosure Schedule, and copies of all documentation relating to such Benefit Plans have been delivered or made available to Jan Bell (including copies of written Benefit Plans, written descriptions of oral Benefit Plans, summary plan descriptions, trust agreements, the two most recent annual returns, employee communications, and IRS determination letters). Except as disclosed in Section 2.14 of the Disclosure Schedule:

                  (a) each Benefit Plan has at all times been maintained and administered in all material respects in accordance with its terms and with the requirements of all applicable Law, including ERISA and the Code, and each Benefit Plan intended to qualify under section 401(a) of the Code has at all times since its adoption been so qualified, and each trust which forms a part of any such plan has at all times since its adoption been tax-exempt under section 501(a) of the Code;

                  (b) no direct, contingent or secondary liability has been incurred or is expected to be incurred by the Company or any Subsidiary under Title IV of ERISA to any party with respect to any Benefit Plan, or with respect to any other Plan presently or heretofore maintained or contributed to by any ERISA Affiliate;

                  (c) no Benefit Plan is a "defined benefit plan" within the meaning of section 414(j) of the Code;

                  (d) no Benefit Plan is a multiemployer plan within the meaning of section 3(37) of ERISA;

                  (e) neither the Company, any Subsidiary nor any ERISA Affiliate has incurred any liability for any tax imposed under section 4971 through 4980B of the Code or civil liability under section 502(i) or (l) of ERISA;

                  (f) no benefit under any Benefit Plan, including, without limitation, any severance or parachute payment plan or agreement, will be established or become accelerated, vested or payable by reason of any transaction contemplated under this Agreement;

                  (g) no tax has been incurred under section 511 of the Code with respect to any Benefit Plan (or trust or other funding vehicle pursuant thereto).

                  (h) no Benefit Plan provides health or death benefit coverage beyond the termination of an employee's employment, except as required by Part 6 of Subtitle B of Title I of ERISA or section 4980B of the Code or any State laws requiring continuation of benefits coverage following termination of employment;

                  (i) no suit, actions or other litigation (excluding claims for benefits incurred in the ordinary course of plan activities) have been brought or, to the knowledge of the Company or any Subsidiary, threatened against or with respect to any Benefit Plan and there are no facts or circumstances known to the Company or any Subsidiary that could reasonably be expected to give rise to any such suit, action or other litigation; and

                  (j) all contributions to Benefit Plans that were required to be made under such Benefit Plans have been made, and all benefits accrued under any unfunded Benefit Plan have been paid, accrued or otherwise adequately reserved in accordance with GAAP, all of which accruals under unfunded Benefit Plans are as disclosed in Section 2.14(j) of the Disclosure Schedule, and each of the Company and each Subsidiary has performed all material obligations required to be performed under all Benefit Plans.

                  2.15     Real Property.

                  (a) Section 2.15(a) of the Disclosure Schedule contains a true and correct list of (i) each parcel of real property owned (the "Owned Real Property") by the Company or any Subsidiary, (ii) each parcel of real property leased or subleased or otherwise occupied by the Company or any Subsidiary as tenant or subtenant (the "Leased Real Property"; together with the Owned Real Property, the "Real Property") together with a true and correct list of all such leases, subleases or other similar agreements and any amendments, modifications or extensions thereto (the "Real Property Leases"), and (iii) all Liens relating to or affecting any parcel of Real Property.

                  (b) The Company or a Subsidiary has good and marketable title to the Owned Real Property, free and clear of all Liens, other than as specifically listed in Section 2.15(b) of the Disclosure Schedule.

                  (c) Subject to the terms of their respective leases, the Company or a Subsidiary has a valid and subsisting leasehold estate in and the right to quiet enjoyment to the Leased Real Property for the full term of the lease thereof. Each Real Property Lease is a legal, valid and binding agreement, enforceable in accordance with its terms, of the Company or a Subsidiary and of each other Person that is a party thereto, and except as set forth in Section 2.15(c) of the Disclosure Schedule, there is no, and neither the Company nor any Subsidiary has knowledge of any nor received notice of any, default (or any condition or event which, after notice or lapse of time or both, would constitute a default) thereunder. Neither the Company nor any Subsidiary has assigned, sublet, transferred, hypothecated or otherwise disposed of their interest in any Real Property Lease. No penalties are accrued and unpaid under any Real Property Lease.

                  (d) Section 2.15(d) of the Disclosure Schedule contains a true and correct list of all leases, subleases or other similar agreements, and any amendments, modifications or extensions thereto, by the Company or any Subsidiary as landlord or sublandlord (the "Tenant Leases") affecting the Real Property. There are no parties with any right to possession of the Real Property or any part thereof other than the tenants under the Tenant Leases. The terms of each of the Tenant Leases has commenced and the tenant thereunder is occupying the space demised to it and has commenced the payment of rent.

                  (e) No tenant under any of the Tenant Leases or its successors or assigns (i) has made, asserted or has any defense, set off or counterclaim with regard to its tenancy, (ii) claims or is entitled to "free" rent, rent concessions, rebates or rent abatements, or (iii) has questioned or disputed its share or any real estate tax or other escalated payments, additional rent or other charges required to be paid under its Lease. Each Tenant Lease is a legal, valid and binding agreement, enforceable in accordance with its terms, the Company or a Subsidiary and each other Person that is a party thereto and except as set forth in Section 2.15(e) of the Disclosure Schedule, there is no, and neither the Company nor any Subsidiary has any knowledge of any default (or any condition or event which, after notice or lapse of time or both, would constitute a default) thereunder. Neither the Company nor any Subsidiary owes any brokerage commissions or finders fees with respect to any Tenant Lease or renewal or extension thereof.

                  (f) The Company has delivered to Jan Bell prior to the execution of this Agreement true and complete copies of all (i) title policies, mortgages, deeds of trust, deeds, leases, easements, restrictive covenants, certificates of occupancy, and similar documents, and all amendments thereto concerning the Owned Real Property, and (ii) Real Property Leases and, to the extent reasonably available, all other documents referred to in clause (i) of this paragraph (f) with respect to the Leased Real Property.

                  (g) To the knowledge of the Company, the improvements on the Real Property are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, are adequate and suitable for the purposes for which they are presently being used and, to the knowledge of Company or any Subsidiary, there are no condemnation or appropriation proceedings pending or threatened against Real Property or the improvements thereon.

                  (h) Neither the Company nor any Subsidiary has any knowledge of any claim, action or proceeding, actual or threatened, against the Company, any Subsidiary or the Real Property by any Person which would materially affect the future use, occupancy or value of the Real Property or any part thereof.

                  2.16 Tangible Personal Property. The Company or a Subsidiary is in possession of and has good and marketable title to, or has valid leasehold interests in or valid rights under Contract to use, all tangible personal property used in the conduct of its business, including all tangible personal property reflected on the Audited Financial Statements for the period ended January 31, 1998 and tangible personal property acquired since January 31, 1998 other than property disposed of since such date in the ordinary course of business consistent with past practice and the terms of this Agreement and the Operative Agreements. All such tangible personal property is free and clear of all Liens, other than Permitted Liens and Liens disclosed in Section 2.16 of the Disclosure Schedule, and its use complies in all material respects with all applicable Laws.

                  2.17 Inventory. Except as disclosed in the notes to the Audited Financial Statements or in Section 2.17 of the Disclosure Schedule, all items included in the inventory of the Company and each Subsidiary are the property of the Company and each Subsidiary, respectively, free and clear of all Liens other than Permitted Liens, have not been pledged as collateral, are not held by the Company or any Subsidiary on consignment from others and conform in all material respects to all standards applicable to such inventory or its use or sale imposed by any Governmental or Regulatory Authority.

                  2.18     Intellectual Property Rights.

                  (a) The Company or a Subsidiary has interests in or uses only the Intellectual Property disclosed in Section 2.18(a) of the Disclosure Schedule. The Company or a Subsidiary either has all right, title and interest in or a valid and binding license to use such Intellectual Property. No other Intellectual Property is used in or necessary to the conduct of the business of the Company and its Subsidiaries in any material. Neither the Company nor any Subsidiary has any knowledge that such Intellectual Property is being infringed by any other Person.

                  (b) Except as set forth in Section 2.18(b) of the Disclosure Schedule, to the knowledge of the Company and each Subsidiary neither the Company nor any Subsidiary is infringing any Intellectual Property of any other Person, and no litigation is pending and no claim has been made or, to the knowledge of the Company or any Subsidiary, has been threatened to such effect.

                  2.19     Contracts.

                  (a) Section 2.19(a) of the Disclosure Schedule (with paragraph references corresponding to those set forth below) contains a true and complete list of each of the following Contracts or other arrangements (true and complete copies or, if none, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all waivers of any terms thereof, have been delivered to Jan Bell prior to the execution of this Agreement), to which the Company or any Subsidiary is a party or by which any of their respective Assets and Properties is bound:

                           (i) (A) all Contracts (excluding Benefit Plans) providing for a commitment of employment or consultation services for a specified or unspecified term, the name, position and rate of compensation of each Person party to such a Contract and the expiration date of each such Contract; (B) any written representations, commitments, promises, communications or courses of conduct involving an obligation of the Company or any Subsidiary to make payments (with or without notice, passage of time or both) to any Person in connection with, or as a consequence of, the transactions contemplated hereby or by the Operative Agreements, other than with respect to salary or incentive compensation payments in the ordinary course of business consistent with past practice; and (C) any unwritten representations, commitments, promises, communications or courses of conduct involving an obligation of the Company or any Subsidiary to make payments in excess of $5,000 to any employee or $50,000 in the aggregate (with or without notice, passage of time or both) to any Person in connection with, or as a consequence of, the transactions contemplated hereby or by the Operative Agreements, other than with respect to salary or incentive compensation payments in the ordinary course of business consistent with past practice

                           (ii) all Contracts with any Person containing any provision or covenant prohibiting or limiting the ability of the Company or any Subsidiary to engage in any business activity or compete with any Person or prohibiting or limiting the ability of any Person to compete with the Company or any Subsidiary or prohibiting or limiting disclosure of confidential or proprietary information;

                           (iii) all partnership, joint venture, shareholders' or other similar Contracts with any Person;

                           (iv) all Contracts relating to Indebtedness of the Company or any Subsidiary;

                           (v) all Contracts with independent contractors, distributors, dealers, manufacturers' representatives, sales agencies or franchisees that involve the payment or potential payment, pursuant to the terms of any such Contract, by the Company or any Subsidiary of more than $50,000;

                           (vi) all guarantees of any Indebtedness or other obligations of the Company, any Subsidiary or any third Person;

                           (vii) all Contracts relating to (A) the future disposition or acquisition of any Assets and Properties, other than dispositions or acquisitions in the ordinary course of business consistent with past practice and the provisions of this Agreement and the Operative Agreements, and (B) any Business Combination;

                           (viii) all Contracts between or among the Company or any Subsidiary, on the one hand, and any current or former officer, director, stockholder or Affiliate of the Company or any Subsidiary or any Affiliate of any such officer, director, stockholder or Affiliate, including, without limitation, any Company Stockholder (other than Jan Bell, the Company or any Subsidiary), on the other hand, other than contracts disclosed pursuant to Section 2.19(a)(i) hereof;

                           (ix) all collective bargaining or similar labor Contracts;

                           (x) all Contracts that (A) limit or contain restrictions on the ability of the Company or any Subsidiary to declare or pay dividends on, to make any other distribution in respect of or to issue or purchase, redeem or otherwise acquire its capital stock, to incur Indebtedness, to incur or suffer to exist any Lien, to purchase or sell any Assets and Properties, to change the lines of business in which it participates or engages or to engage in any Business Combination, (B) require the Company or any Subsidiary to maintain specified financial ratios or levels of net worth or other indicia of financial condition or (C) require the Company or any Subsidiary to maintain insurance in certain amounts or with certain coverages; and

                           (xi) all other Contracts, including but not limited to Contracts with customers, that involve the payment or potential payment, pursuant to the terms of any such Contract, by or to the Company or any Subsidiary of more than $50,000 and all powers of attorney and comparable delegations of authority.

                  (b) Each Contract required to be disclosed in Section 2.19(a) of the Disclosure Schedule is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of each party thereto; and except as disclosed in Section 2.19(b) of the Disclosure Schedule neither the Company nor any Subsidiary nor, to the knowledge of the Company or any Subsidiary, any other party to such Contract is, or has received notice that it is, in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract).

                  2.20 Licenses. Section 2.20 of the Disclosure Schedule contains a true and complete list of all Licenses used in and material to the business or operations of the Company and the Subsidiaries, setting forth the owner, the function and the expiration and renewal date of each. Prior to the execution of this Agreement, the Company has delivered to Jan Bell true and complete copies of all such Licenses. Except as disclosed in Section 2.20 of the Disclosure Schedule:

                  (a) the Company and the Subsidiaries own or validly hold all Licenses that are material to their respective business or operations;

                  (b) each License listed in Section 2.20 of the Disclosure
Schedule is valid, binding and in full force and effect; and

                  (c) neither the Company nor any Subsidiary is, or has received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any such License.

                  2.21 Insurance. Section 2.21 of the Disclosure Schedule contains a true and complete list (including the names and addresses of the insurers, the expiration dates thereof, the annual premiums and payment terms thereof, the period of time covered thereby and a brief description of the interests insured thereby) of all liability, property, workers' compensation, directors' and officers' liability and other insurance policies currently in effect that insure the business, operations or employees of the Company and the Subsidiaries or affect or relate to the ownership, use or operation of any of the Assets and Properties of the Company or any Subsidiary and that (i) have been issued to the Company or any Subsidiary or (ii) have been issued to any Person (other than the Company or any Subsidiary) for the benefit of the Company or any Subsidiary. The insurance coverage provided by the policies described in clause (i) above will not terminate or lapse by reason of any of the transactions contemplated by this Agreement or the Operative Agreements. Each policy listed in Section 2.21 of the Disclosure Schedule is valid and binding and in full force and effect, all premiums due thereunder have been paid when due and none of the Company, any Subsidiary, or the Person to whom such policy has been issued has received any notice of cancellation or termination in respect of any such policy or is in default thereunder, and neither the Company nor any Subsidiary knows of any reason or state of facts that could lead to the cancellation of such policies. The insurance policies listed in Section 2.21 of the Disclosure Schedule (i) in light of the business, operations and Assets and Properties of the Company and the Subsidiaries are in amounts and have coverages that are reasonable and customary for Persons engaged in such businesses and operations and having such Assets and Properties and (ii) are in amounts and have coverages as required by any Contract to which the Company or any Subsidiary is a party. Section 2.21 of the Disclosure Schedule contains a list of all pending claims made under any insurance policies covering the

Company or the Subsidiaries. None of the Company or any Subsidiary has received notice that any insurer under any policy referred to in this Section 2.21 is denying liability with respect to a claim thereunder or defending under a reservation of rights clause.

                  2.22     Affiliate Transactions.

                  (a) Except as disclosed in Section 2.22(a) of the Disclosure Schedule (i) there are no Liabilities between the Company or any Subsidiary, on the one hand, and any current or former officer, director, stockholder, Affiliate (other than the Company and the Subsidiaries) of the Company or any Subsidiary or any Affiliate of any such officer, director, stockholder or Affiliate, including, without limitation, any Company Stockholder, on the other and (ii) neither the Company nor any Subsidiary provides or causes to be provided any assets, services or facilities to any such current or former officer, director, stockholder or Affiliate.

                  (b) Except as disclosed in Section 2.22(b) of the Disclosure Schedule, each of the Liabilities and transactions listed in Section 2.22(a) of the Disclosure Schedule was incurred or engaged in, as the case may be, on an arm's-length basis on competitive terms.

                  (c) Except as disclosed in Section 2.22(a) of the Disclosure Schedule, no Company Stockholder nor any of their respective Affiliates (other than the Company and its subsidiaries), as the case may be, has any interest of any nature in any of the Assets and Properties used for or related to the business or operations of the Company or any of the Subsidiaries.

                  2.23 Employees; Labor Relations. Except as disclosed in
Section 2.23 of the Disclosure Schedule, to the knowledge of the Company and the Subsidiaries, neither the Company nor any Subsidiary is engaged in any labor or employment practice which could reasonably be expected to have a material adverse effect on the Business or Condition of the Company. There is (i) no unfair labor practice complaint pending or, to the knowledge of the Company or any Subsidiary, threatened against the Company or its Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is so pending or, to the knowledge of the Company or any Subsidiary, threatened against the Company or its Subsidiaries, (ii) no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of the Company or any Subsidiary, threatened against the Company or its Subsidiaries, and (iii) no union representation question exists with respect to the employees of the Company or its Subsidiaries and, to the knowledge of the Company or any Subsidiary, no union organizing activities are taking place.

                  2.24     Environmental Matters.

                  (a) The Company and the Subsidiaries have obtained and hold all necessary Environmental Permits.

                  (b) The Company and the Subsidiaries are in compliance with all terms, conditions and provisions of all applicable (i) Environmental Permits and (ii) Environmental Laws.

                  (c) There are no past, pending, or (to the knowledge of the Company or any Subsidiary) threatened Environmental Claims against the Company or any Subsidiary, and neither the Company nor any Subsidiary is aware of any facts or circumstances which could reasonably be expected to form the basis for any Environmental Claim against the Company or any Subsidiary.

                  (d) No Releases of Hazardous Materials have occurred at, from, in, to, on, or under any Site and no Hazardous Materials are present in, on, about or migrating to or from any Site that could give rise to an Environmental Claim against the Company or any Subsidiary.

                  (e) Neither the Company, any Subsidiary, any predecessor of the Company or any Subsidiary, nor any entity previously owned by the Company or any Subsidiary, has transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Material to any off-Site location which could result in an Environmental Claim against the Company or any Subsidiary.

                  (f) Except as set forth in Section 2.24(f) of the Disclosure Schedule, there are no (a) underground storage tanks, active or abandoned, (b) polychlorinated biphenyl containing equipment, or (c) asbestos containing material at any Site.

                  2.25 Substantial Suppliers. Section 2.25 of the Disclosure Schedule lists the ten (10) largest suppliers of the Company and the Subsidiaries on the basis of cost of goods or services purchased for the most recent fiscal year. Except as disclosed in Section 2.25 of the Disclosure Schedule, to the knowledge of the Company or any Subsidiary, no such supplier
(i) is threatened with bankruptcy or insolvency, or (ii) will cease to conduct business with the Company or will conduct business with the Company on terms materially different than existed in past practice, as a result of the transactions contemplated hereby.

                  2.26 Accounts Receivable. Except as set forth in Section 2.26 of the Disclosure Schedule, the accounts and notes receivable of the Company and the Subsidiaries reflected on the balance sheet included in the Audited Financial Statements for the period ended January 31, 1998, and all accounts and notes receivable arising subsequent to January 31, 1998, (i) arose from bona fide sales transactions in the ordinary course of business consistent with past practice and are payable on ordinary trade terms, (ii) are legal, valid and binding obligations of the respective debtors enforceable in accordance with their respective terms, (iii) are not subject to any valid set-off or counterclaim, (iv) did not arise out of sales of goods on consignment, on approval or on a sale-or-return basis or subject to any other repurchase or return arrangement, and (v) are not the subject of any Actions or Proceedings brought by or on behalf of the Company or any Subsidiary. Section 2.26 of the Disclosure Schedule sets forth a description of any security arrangements and collateral securing the repayment or other satisfaction of receivables of the Company or any Subsidiary.

                  2.27     Other Negotiations; Brokers.

                  (a) Except as set forth in Section 2.27(a) of the Disclosure Schedule, neither the Company, nor any Subsidiary, nor any Company Stockholder, nor any of their respective Affiliates (nor any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of the Company, any Subsidiary or any such Affiliate) has entered into any agreement or had any discussions with any third party regarding any transaction involving the Company or any Subsidiary which could result in the Company, any Subsidiary, Jan Bell or its stockholders or any general partner, limited partner, officer, director, employee, agent or Affiliate of any of them being subject to any claim for liability to said third party as a result of entering into this Agreement or the Operative Agreements or consummating the transactions contemplated hereby or thereby.

                  (b) Except as set forth in Section 2.27(b) of the Disclosure Schedule, no agent, broker, finder, investment banker, financial advisor or other similar Person will be entitled to any fee, commission or other compensation in connection with the transactions contemplated by this Agreement or the Operative Agreements on the basis of any act or statement made by the Company, any Subsidiary, any Company Stockholder, any of their respective Affiliates, or any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of the Company, any Subsidiary, any Company Stockholder or any such Affiliate.

                  2.28 Bank and Brokerage Accounts; Investment Assets. Section
2.28 of the Disclosure Schedule sets forth (a) a true and complete list of the names and locations of all banks, trust companies, securities brokers and other financial institutions at which the Company or any Subsidiary has an account or safe deposit box or maintains a banking, custodial, trading or other similar relationship; and (b) a true and complete list and description of each such account, box and relationship, indicating in each case the account number and the names of the respective officers, employees, agents or other similar representatives of the Company or any Subsidiary having signatory power with respect thereto.

                  2.29 Board Recommendation. The Board of Directors of the Company, at a meeting duly called and held, has (i) determined that this Agreement and the Transactions, including the Merger, are fair to, and in the best interests of, the Company Stockholders, and (ii) approved this Agreement and the Transactions, including the Merger, which approval satisfies in full the requirements of the FBCA including, without limitation, Section 607.1103 thereof with respect to the Transactions.

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF JAN BELL

                  Jan Bell makes the following representations and warranties to the Company with respect to the representations and warranties contained in Sections 3.01, 3.02, 3.03, 3.04, 3.05, and 3.06 hereof, and to those Company Stockholders electing to receive Jan Bell common stock pursuant to Section 1.10 hereof with respect to the representations and warranties contained in Sections
3.07 and 3.08 hereof:

                  3.01 Organization and Qualification. MJAC is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Jan Bell is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Jan Bell and MJAC are each duly qualified, licensed or admitted to do business and in good standing in each jurisdiction in which the ownership, use or leasing of their respective Assets and Properties, or the conduct or nature of their respective businesses, make such qualifications, licenses or admissions necessary, except for such failures to be so qualified, licensed or admitted and in good standing which, individually or in the aggregate, could not be reasonably expected to have a material adverse effect on the validity or enforceability of this Agreement or the Operative Agreements to which either of them is a party or on the ability of either of them to perform their respective obligations hereunder or thereunder.

                  3.02 Authority Relative to This Agreement and the Operative Agreements. Jan Bell and MJAC each have full corporate power and authority to enter into this Agreement and the Operative Agreements to which each of them is a party and to perform their respective obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Operative Agreements to which each of Jan Bell and MJAC is a party and the consummation by Jan Bell or MJAC, as the case may be, of the transactions contemplated hereby and thereby have been duly and validly approved by their respective boards of directors and stockholders and no other corporate proceedings on the part of either Jan Bell, MJAC or their respective stockholders are necessary to authorize the execution, delivery and performance of this Agreement and the Operative Agreements to which each of Jan Bell and MJAC is a party and the consummation by Jan Bell or MJAC, as the case may be, of the transactions contemplated hereby and thereby. This Agreement and the Operative Agreements to which each of Jan Bell and MJAC is a party have been duly and validly executed and delivered by Jan Bell or MJAC, as the case may be, and constitute legal, valid and binding obligations of Jan Bell or MJAC, as the case may be, enforceable against Jan Bell or MJAC, as the case may be, in accordance with their respective terms.

                  3.03 No Conflicts. The execution and delivery by each of Jan Bell and MJAC of this Agreement do not, and the execution and delivery by each of Jan Bell and MJAC of the Operative Agreements to which either of them is a party, the performance by each of Jan Bell and

MJAC of their respective obligations under this Agreement and such Operative Agreements and the consummation of the transactions contemplated hereby and thereby did not, do not and will not:

                           (i) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate of incorporation or by-laws of Jan Bell or MJAC;

                           (ii) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Section
         4.03 of the Disclosure Schedule, if any, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Jan Bell or MJAC or their respective Assets and Properties; or

                           (iii) except as disclosed in Section 4.03 of the Disclosure Schedule, (a) conflict with or result in a violation or breach of, (b) constitute (with or without notice or lapse of time or both) a default under, or (c) require Jan Bell or MJAC to obtain any consent, approval or action of, make any filing with or give any notice (other than a filing, if any, with the Securities and Exchange Commission and The American Stock Exchange) to any Person as a result or under the terms of any Contract or License to which Jan Bell or MJAC is a party or by which their respective Assets and Properties are bound, the effect of which, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the ability of Jan Bell, or, as the case may be, MJAC to consummate the transactions contemplated by this Agreement.

                  3.04 Governmental Approvals and Filings. Except as disclosed in Section 3.04 of the Disclosure Schedule, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Jan Bell or MJAC is required in connection with the execution, delivery and performance of this Agreement or the Operative Agreements to which either of them is a party or the consummation of the transactions contemplated hereby or thereby.

                  3.05 Legal Proceedings. Except as disclosed in Section 2.12 of the Disclosure Schedule, there are no Actions or Proceedings pending or, to the knowledge of Jan Bell or MJAC, threatened against, relating to or affecting Jan Bell or MJAC, as the case may be, or any of their respective Assets and Properties which (i) could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements or (ii) could reasonably be expected, individually or in the aggregate with other such Actions or Proceedings, to have a material adverse effect on the Business or Condition of Jan Bell or MJAC, as the case may be.

                  3.06 Brokers. No agent, broker, finder, investment banker, financial advisor or other similar Person will be entitled to any fee, commission or other compensation in connection with any of the transactions contemplated by this Agreement or the Operative Agreements on the basis of any act or statement made by Jan Bell or MJAC.

                  3.07 Financial Statements. Jan Bell has furnished the Company with true and complete copies of its audited consolidated balance sheets as of January 31, 1998 and the related consolidated statements of operations and cash flows, together with the notes thereto (the "Jan Bell Financial Statements"). The Jan Bell Financial Statements fairly present in all material respects the consolidated financial position of Jan Bell as of the dates thereof and for the periods covered thereby and the results of operations and cash flows of Jan Bell for the periods set forth therein, all in conformity with GAAP, except as specifically noted in the notes thereto.

                  3.08 SEC Documents. As of their respective dates, the SEC Documents filed by Jan Bell with the Securities and Exchange Commission complied in all material respects with the requirements of the Securities Exchange Act of 1934 and the applicable rules and regulations of the Securities and Exchange thereunder. Each of the SEC Documents, as of the date of its filing, did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.


                                   ARTICLE IV

                                    COVENANTS

                  The Parties hereto hereby covenant as follows:

                  4.01 Conduct of Business Prior to the Closing.

                  (a) The Company covenants and agrees that between the date hereof and the Closing Date, it shall (i) conduct its business in the ordinary course and consistent with its prior practice, and (ii) use its best efforts to collect any Indebtedness owed to it by any Company Stockholder, provided, however, that Jan Bell may, and may direct the Paying Agent to, offset from the Merger Consideration payable to any Company Stockholder any such sums not so collected as of the date such Company Stockholder surrenders his or its Shares in accordance with Section 1.10 hereof.

                  (b) The Company covenants and agrees that prior to the Closing Date, and without making any commitment on Jan Bell's behalf, it will use all reasonable efforts to preserve substantially intact the business organization of the Company, to keep available to Jan Bell the services of the employees of the Company and to preserve the current relationships of the Company with its customers, suppliers and other persons with which the Company has significant business relationships.

                  (c) The Company covenants and agrees that prior to the Closing Date, it will maintain its Books and Records in the usual, regular and ordinary manner consistent with past practices; to use all reasonable efforts to continue in full force and effect the policies of insurance listed in Section 2.21 of the Disclosure Schedule or comparable substitute policies and will promptly notify Jan Bell of any cancellation or non-renewal of such insurance; and to use all reasonable efforts to maintain all of the Company's Assets and Properties in good repair, working order and operating condition (subject only to ordinary wear and tear).

                  (d) The Company covenants and agrees that prior to the Closing Date, it will not amend its charter or by-laws or merge or consolidate or sell all or substantially all of its Assets and Property, or obligate itself to do so, with or into or to any other entity, without the prior written consent of Jan Bell.

                  (e) The Company covenants and agrees that prior to the Closing Date, it will (i) comply with all material applicable Laws, (ii) file all foreign, federal, state and local Tax Returns required to be filed and make timely payments of applicable Taxes when due (taking into account any duly obtained extensions); and (iii) take all reasonable actions necessary to be in compliance with, and to maintain the effectiveness of, all material Licenses.

                  (f) The Company covenants and agrees that without the prior written consent of Jan Bell, it will not, prior to the Closing Date:

                          (i) change its Tax or accounting methods, principles or practices, except to the extent (with respect to accounting matters) required by GAAP and concurred in by the Company's independent accountants;

                         (ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock, property or any combination thereof) in respect of the capital stock (or other equity interests) of the Company or any other securities or redeem, repurchase or otherwise acquire any equity securities;

                        (iii) revalue any of its assets, including, without limitation, writing off notes or accounts receivable, other than in the ordinary course of business consistent with past practice;

                         (iv) establish or increase any bonus, insurance, severance, termination, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plans, or otherwise increase the compensation payable or to become payable to any directors, officers or employees of the Company, except salary increases as may be required by law, salary increases to non-officers in the ordinary course of business consistent with past practice and not in excess or $25,000 per annum in the aggregate;

                           (v) enter into any employment or severance agreement with any of its directors, officers or employees (whether new hires or existing employees) or establish, adopt or enter into any collective bargaining agreement or adopt or amend any Benefit Plan;

                           (vi) create, incur, assume, maintain or permit to exist any Lien on any Asset or Property of the Company other than Permitted Liens;

                           (vii) except for borrowings under the Revolving Credit Facility in the ordinary course of business consistent with past practice, create, incur or assume any Indebtedness for borrowed money, including obligations in respect of capital leases, or guarantee any Indebtedness for borrowed money or any other obligation of any other Person;

                           (viii) pay or discharge any material claim, Liability or Lien (whether absolute, accrued, contingent or otherwise), or waive any right, other than in the ordinary course of business consistent with past practice or pursuant to binding contractual obligations of the Company in existence on the date hereof;

                           (ix) hire any new employees, agents or consultants at an annual base salary in excess of $50,000;

                           (x) authorize or make any capital expenditure in excess of an aggregate of $25,000;

                           (xi) issue or agree to issue any shares of its capital stock or securities exercisable or exchangeable for or convertible into such capital stock;

                           (xii) become a party to any agreement which, if it existed on the date hereof, would be required to be listed in the Disclosure Schedule, or amend or terminate any material Contact;

                           (xiii) dispose of or acquire any material Assets or Properties;

                           (xiv) abandon, modify, waive, terminate or otherwise change any of the Licenses described in Section 2.20 of the Disclosure Schedule;

                           (xv) settle or compromise any material claims against the Company, provided that Jan Bell's consent to settle or compromise the State of Florida sales tax audit disclosed pursuant to Section 2.11 of the Disclosure Schedule and the legal proceedings disclosed as items
         (1) and (2) in Section 2.12 of the Disclosure Schedule shall not be unreasonably withheld; reasonableness in this regard will be determined consistent with the amounts reserved for such matters in the Audited Financial Statements;
                        (xvi) take any action or course of action inconsistent with compliance with the covenants and agreements contained in this Agreement; or

                       (xvii) take or agree to commit to take any action that would make any representation or warranty of the Company contained herein inaccurate in any material respect at the Closing or omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at such time or which would diminish the value of the Company as a going concern.

                  4.02 Access to Information. From the date hereof until the Closing, upon reasonable notice, the Company shall, and shall cause the Company's officers, directors, employees, auditors and agents to, (i) afford the officers, employees and authorized agents and representatives of Jan Bell reasonable access, during normal business hours, to the offices, properties, Books and Records of the Company and to the Company's officers, employees, agents, accountants and actuaries, and (ii) furnish to the officers, employees and authorized agents and representatives of Jan Bell such additional financial and operating data and other information regarding the assets, properties, goodwill and business of the Company as Jan Bell may from time to time reasonably request; provided, however, that such investigation shall not unreasonably interfere with the business or operations of the Company. No investigation or access to information pursuant to this Section 4.02 shall affect any representation or warranty made by The Company to Jan Bell hereunder or otherwise affect the rights and remedies available to Jan Bell hereunder.

                  4.03     Books and Records.

                  (a) Jan Bell agrees that it shall preserve and keep all material Books and Records of the Company for the period up to and including the Closing Date in the possession of Jan Bell or the Company for a period of at least five years from the Closing Date. After such five-year period, before Jan Bell or the Company shall dispose of any of such Books and Records, at least 90 calendar days' prior written notice to such effect shall be given by Jan Bell to the Company Stockholders, and the Company Stockholders, on their own behalf shall be given an opportunity, at their cost and expense, to remove and retain all or any part of such Books and Records as such the Company Stockholders may select. During such five-year period, duly authorized representatives of the Company Stockholders shall, upon reasonable notice, have access thereto during normal business hours to examine, inspect and copy such Books and Records, with any out-of-pocket costs being borne by such the Company Stockholders upon providing to Jan Bell in reasonable detail the basis upon which such requested Books and Records are relevant to the inquiry, and such access shall be limited to such relevant Books and Records.

                  (b) If, in order properly to prepare documents required to be filed with governmental authorities or financial statements, it is necessary that any party hereto or any successors be furnished with additional information relating to the Company, and such information is in the possession of the other parties hereto, such possessing party agrees to use all reasonable efforts to furnish such information to such other parties, at the cost and expense of the party making the request, upon the furnishing by the requesting party the reason such information is necessary, and excluding from any party's obligation any information which is subject to a confidentiality agreement with any third Person.

                  4.04 Confidentiality. The terms of the letter agreement dated January 16, 1998 between the Company and Jan Bell with respect to the use of confidential information (collectively, the "Confidentiality Provisions") are hereby incorporated by reference and shall continue in full force and effect until the Closing, at which time such Confidentiality Provisions and the obligations of Jan Bell under this Section 4.04 shall terminate. If this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Provisions shall continue in full force and effect in respect of such confidential information. After the Closing Date, the Company and its Affiliates shall keep all non-public information relating to Jan Bell or the Company confidential on the same terms as set forth for Jan Bell in the Confidentiality Provisions.

                  4.05     Regulatory and Other Authorizations; Consents.

                  (a) Each of the Company and Jan Bell will use all reasonable efforts to obtain all authorizations, consents, orders and approvals of all federal, state, local and foreign regulatory bodies and officials that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement, and will cooperate fully with the other parties in promptly seeking to obtain all such authorizations, consents, orders and approvals, subject to the proviso in Section 4.05(b) hereof.

                  (b) Jan Bell and the Company will use all their respective reasonable efforts to assist one another in obtaining the consents referred to in Sections 5.01(d), 5.02(d) hereof and, if any, the consents referred to in
Section 5.01(e) hereof; provided, however, that Jan Bell shall not be obligated with respect to such assistance (i) to expend any funds except the payment of the fees and expenses of any applicable attorneys, consultants or other advisors retained by it and applicable filing fees or (ii) to take any actions with respect to its business or the business of the Company which, in its reasonable judgement, is materially adverse.

                  (c) The Company and the Subsidiaries shall (a) take all necessary or desirable steps and proceed diligently and in good faith and use its best efforts, as promptly as practicable, to obtain all consents, approvals or actions of, to make all filings with and to give all notices to, Governmental or Regulatory Authorities or any other Person required of the Company or any Subsidiary to consummate the transactions contemplated hereby and by the Operative Agreements and those described in Sections 2.05 and 2.06 of the Disclosure Schedule, (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as Jan Bell or such Governmental or Regulatory Authorities or other Persons may reasonably request and (c) cooperate with Jan Bell as promptly as practicable in obtaining all consents, approvals or actions of, making all filings with and giving all notices to, Governmental or Regulatory Authorities or other Persons required of Jan Bell to consummate the transactions contemplated hereby or by the Operative Agreements. The Company will provide prompt notification to Jan Bell when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise Jan Bell of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the Operative Agreements.

                  4.06     No Solicitation of Offers, Etc.

                  (a) Prior to the termination of this Agreement in accordance with its terms, the Company and its Affiliates shall not, nor shall they authorize or permit any officer, director, employee, investment banker, attorney, accountant or other representative of or Person retained by them to, directly or indirectly, take any action to knowingly solicit, encourage or facilitate any action that might lead to, or accept any offers, initiate or participate in negotiations or discussions with, or provide any non-public information to, or enter into any letter of intent, preliminary agreement or definitive agreement with any Person with respect to, any possible merger, acquisition, reorganization, exchange offer or any sale of all or substantially all of the Assets and Properties, purchase or sale of capital stock or equity equivalents (whether outstanding shares, treasury or other shares) or change in control of, or any similar transaction or transactions involving, directly or indirectly, the Company (collectively, a "Sale"). The Company shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The foregoing shall not prevent any director of the Company, solely in his capacity as a director and not as a shareholder of the Company, from entering into discussions relating to a Sale with any Person if (i) the Closing has been delayed beyond July 31, 1998 and this Agreement has not been terminated by either party; and (ii) the directors of the Company, on the written advice of legal counsel to the Company satisfactory to Jan Bell, shall have determined in good faith that the directors must engage in such discussions to avoid breaching their fiduciary obligations to the stockholders of the Company.

                  (b) The Company acknowledges and agree that a violation by it of Section 4.06(a) hereof will cause irreparable damage to Jan Bell. Accordingly, the Company agrees that, in the event of a breach of Section 4.06(a) hereof, and assuming that Jan Bell is not in material breach of this Agreement, Jan Bell shall be entitled to a temporary, permanent or mandatory injunction or restraining order to prevent breaches of Section 4.06(a) hereof and to specifically enforce the terms and provisions thereof without the need to post any security or bond, such rights to be cumulative and in addition to whatever other remedies at law or in equity or otherwise Jan Bell may have pursuant to this Agreement.

                  (c) In addition to the foregoing, if this Agreement is terminated, and the Company within twelve months of the date hereof enters into an agreement relating to, or close, a Sale, Jan Bell shall be entitled to a break-up fee of $500,000 from the Company, such break-up fee to be cumulative and in addition to whatever other remedies at law or in equity or otherwise Jan Bell may have pursuant to this Agreement.

                  4.07     Notice of Certain Matters.

                  (a) The Company covenants and agrees to give prompt notice in writing to Jan Bell of: (i) any information that indicates that any representation or warranty of the Company contained herein was not true and correct as of the date hereof or will not be true and correct as of the Closing Date, (ii) the occurrence of any event which will result, or has a reasonable prospect of resulting, in the failure to satisfy a condition specified in
Article V hereof, (iii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, (iv) any notice of, or other communication relating to, any default or event which, with notice or lapse of time or both, would become a default under any material Contract and
(v) any change in the officers or directors of the Company.

                  (b) The Company covenants and agrees to (i) promptly advise Jan Bell of any fact, condition or change that, individually or in the aggregate, has or results in a material adverse effect on the Business or Condition of the Company, and (ii) notify Jan Bell of any governmental complaint, investigation or hearing (or communications indicating that the same may be contemplated) or adjudicatory proceeding involving the Company or any Assets and Properties of the Company, and will keep Jan Bell fully informed of such events and permit Jan Bell's representatives reasonable access to all materials prepared in connection therewith.

                  (c) The giving of any such notice under this Section 4.07 or the providing of the financial statements contemplated by Section 4.08 hereof shall in no way change or modify the Company's representations and warranties or the conditions to Jan Bell's obligations contained herein or otherwise affect the remedies available to Jan Bell hereunder.

                  4.08 Interim Financial Statements. The Company shall deliver promptly to Jan Bell any and all final monthly, quarterly and annual financial statements for the Company, audited or unaudited, prepared for the management of the Company after the date of this Agreement and prior to the Closing Date, and the Company shall use their best efforts to cause the Company to prepare such financial statements.

                  4.09 Operation of Surviving Corporation as a Subsidiary. It is the present intention of Jan Bell to operate the Surviving Corporation after the Closing as wholly-owned direct or indirect subsidiary of Jan Bell; that this provision is to be construed solely as a present intention and shall not limit Jan Bell, exercising its reasonable business judgment, from exerting sole authority and control over the conduct of its business and the business of the Surviving Corporation, including, without limitation, changing the corporate structure or ownership of the Surviving Corporation, merging or combining all or a portion of the business of the Surviving Corporation with other Subsidiaries or Affiliates of Jan Bell or selling, otherwise disposing or liquidating the Surviving Corporation or its business, and neither the Surviving Corporation nor any Company Stockholder shall have any rights of action with respect to any such decision.

                  4.10     Indemnification; Directors' and Officers' Insurance.

                  (a) Until six years from the Closing Date, unless otherwise required by applicable law, the certificate of incorporation and by-laws of the Surviving Corporation shall contain provisions no less favorable with respect to the elimination of liability of directors and the indemnification of (and advancement of expenses to) directors, officers, employees and agents that are set forth in the certificate of incorporation and by-laws of the Company, as in effect on the date hereof.

                  (b) Jan Bell will cause to be maintained for a period of not less than six years from the Closing Date the Company's current directors' and officers' insurance and indemnification policy to the extent that it provides coverage for events occurring prior to the Closing Date (the "D&O Policy") for all persons who are directors and officers of the Company on the date of this Agreement; provided, however, that Jan Bell may, in lieu of maintaining the D&O Policy as provided above, cause coverage to be provided under any policy maintained for the benefit of Jan Bell or any of its Affiliates, so long as the terms thereof are no less advantageous to the intended beneficiaries thereof than the D&O Policy. If the D&O Policy or any alternative policy expires, is terminated or canceled during such six-year period, Jan Bell will use all reasonable efforts to cause to be obtained as much directors' and officers' insurance as can be obtained for the remainder of such period for an annualized premium not in excess of an annual premium of up to 150% of the last annual premium paid therefor, on terms and conditions no less advantageous to the covered persons than the D&O Policy. The Company represents to Jan Bell that the current annual premium on the D&O Policy is $42,149.

                  4.11 FBCA; Stockholder Consents. The Surviving Corporation will, pursuant to Jan Bell's reasonable request, provide notice to any Company Stockholders (other than those Company Stockholders who have agreed to sell their Shares to Jan Bell pursuant to the Stock Purchase Agreement) who have not consented to the adoption of this Agreement and the approval of the Merger in accordance with the FBCA.

                                    ARTICLE V

                        CONDITIONS TO OBLIGATION TO CLOSE

                  5.01 Conditions to the Obligations of MJAC and Jan Bell. The obligations of MJAC and Jan Bell to consummate the Transactions are subject to satisfaction or waiver by MJAC and Jan Bell of the following conditions:

                  (a) Representations and Warranties. Each of the representations and warranties made by the Company in this Agreement shall be true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date, and any representation or warranty made as of a specified date earlier than the Closing Date shall also have been true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) on and as of such earlier date.

                  (b) Performance. The Company shall have performed and complied with each agreement, covenant and obligation required by this Agreement or any Operative Agreement to be so performed or complied with by such Person at or before the Closing.

                  (c) Orders and Laws. There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements or which could reasonably be expected to otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement or any of the Operative Agreements to Jan Bell, and there shall not be pending or threatened on the Closing Date any Action or Proceeding or any other action (i) which could reasonably be expected to result in the issuance of any such Order or the enactment, promulgation or deemed applicability to Jan Bell, the Company, any Subsidiary or the transactions contemplated by this Agreement or any of the Operative Agreements of any such Law; or (ii) wherein an unfavorable judgment, decree or Order would prevent the carrying out of this Agreement or any of the Operative Agreements or any of the transactions or events contemplated hereby or thereby, declare unlawful any of the transactions or events contemplated by this Agreement or present a risk of damages to Jan Bell.

                  (d) Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Jan Bell, MJAC and the Company to perform their obligations under this Agreement and the Operative Agreements and to consummate the transactions contemplated hereby and thereby (i) shall have been duly obtained, made or given, (ii) shall be in form and substance reasonably satisfactory to Jan Bell, (iii) shall not impose any limitations or restrictions on Jan Bell, (iv) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (v) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement and the Operative Agreements shall have occurred.

                  (e) Third Party Consents. The consents (or in lieu thereof waivers) disclosed in Section 2.05 of the Disclosure Schedule, and all other consents (or in lieu thereof waivers) to the performance by the Company of its obligations under this Agreement, and the Operative Agreements or to the consummation of the transactions contemplated hereby and thereby as are required under any Contract or License to which the Company is a party or by which any of its Assets and Properties are bound and where the failure to obtain any such consent (or in lieu thereof waiver) could reasonably be expected, individually or in the aggregate with other such failures, to materially adversely affect Jan Bell, MJAC or the Business or Condition of the Company or otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement and the Operative Agreements to Jan Bell in its sole discretion, (i) shall have been obtained, (ii) shall be in form and substance satisfactory to Jan Bell in its sole discretion, (iii) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (iv) shall be in full force and effect.

                  (f) Officers' Certificates. The Company shall have delivered to Jan Bell (i) a certificate in form and substance reasonably satisfactory to Jan Bell and the Company, dated the Closing Date and executed by the Secretary or Assistant Secretary of the Company, and (ii) a certificate in form and substance reasonably satisfactory to Jan Bell and the Company, dated the Closing Date and executed by the President or Chief Financial Officer of the Company, confirming that all of the conditions set forth in Section 5.01(a) through (e) hereof, to the extent they concern the Company, have been satisfied.

                  (g) Good Standing Certificates. The Company shall have delivered to Jan Bell (a) copies of the certificate or articles of incorporation (or other comparable corporate charter documents), including all amendments thereto of the Company and the Subsidiaries certified by the applicable Secretary of State or other appropriate government official, (b) certificates from the applicable Secretary of State or other appropriate government official to the effect that the Company and each Subsidiary is in good standing or subsisting in such jurisdiction, listing all charter documents of the Company and each Subsidiary on file and attesting to its payment of all franchise or similar Taxes, and (c) certificates from the Secretary of State or other appropriate official in each jurisdiction in which the Company and all Subsidiaries of the Company are qualified or admitted to do business to the effect that the Company and any such Subsidiary of the Company is duly qualified or admitted and in good standing in such jurisdiction.

                  (h) Delivery of Operative Agreements. All Operative Agreements shall have been duly executed and delivered by the respective parties (other than Jan Bell or MJAC).

                  (i) Resignation of Directors. The Company shall have received and accepted the resignations of all of the current directors of the Company;

                  (j) Debt Settlement Amount. The Debt Settlement Amount shall not exceed $71,200,000, and none of the holders of the Company's Subordinated Debt shall have exercised, or indicated his or its intention to exercise, any acceleration, penalty interest, equity conversion or similar right thereunder.

                  5.02 Conditions to Closing by the Company. The obligations of the Company to consummate the Transactions are subject to satisfaction or waiver by the Company of the following conditions:

                  (a) Representations and Warranties. Each of the representations and warranties made by Jan Bell in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date.

                  (b) Performance. Jan Bell shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement or any Operative Agreement to be so performed or complied with by Jan Bell at or before the Closing.

                  (c) Orders and Laws. There shall not be in effect on the Closing Date any Orders or Laws restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements, and there shall not be pending or threatened on the Closing Date any Action or Proceeding or any other action (i) which could reasonably be expected to result in the issuance of any such Order or the enactment, promulgation or deemed applicability to Jan Bell, the Company or any Company Stockholder or the transactions contemplated by this Agreement or any of the Operative Agreements of any such Law; or (ii) wherein an unfavorable judgment, decree or Order would prevent the carrying out of this Agreement or any of the Operative Agreements or any of the transactions or events contemplated hereby or thereby or declare unlawful any of the transactions or events contemplated by this Agreement.

                  (d) Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Jan Bell and MJAC to perform their obligations under this Agreement and the Operative Agreements and to consummate the transactions contemplated hereby and thereby (i) shall have been duly obtained, made or given, (ii) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (iii) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement and the Operative Agreements shall have occurred.

                  (e) Operative Agreements. The Operative Agreements shall have been duly executed and delivered by the respective parties thereto (other than the Company or any Company Stockholder), and shall be in full force and effect.

                  (f) Officers' Certificates. Jan Bell shall have delivered to the Company (i) a certificate in form and substance reasonably satisfactory to Jan Bell and the Company, dated the Closing Date and executed by the Secretary or any Assistant Secretary of Jan Bell, and (ii) a certificate in form and substance reasonably satisfactory to Jan Bell and the Company, dated the Closing Date and executed by the President of Jan Bell confirming that all of the conditions set forth in Section 5.02(a) through (e) hereof, to the extent they concern the Company, have been satisfied.

                  (g) Jan Bell Good Standing Certificates. Jan Bell shall have delivered to the Company (a) copies of the certificate of incorporation, including all amendments thereto of Jan Bell certified by the Secretary of State of the State of Delaware, (b) certificates from the Secretary of State to the effect that Jan Bell is in good standing or subsisting in such jurisdiction, listing all charter documents of Jan Bell on file and attesting to its payment of all franchise or similar Taxes, and (c) certificates from the Secretary of State or other appropriate official in each jurisdiction in which Jan Bell is qualified or admitted to do business to the effect that Jan Bell is duly qualified or admitted and in good standing in such jurisdiction.

                  (h) MJAC Good Standing Certificates. MJAC shall have delivered to the Company (a) copies of the certificate of incorporation, including all amendments thereto of MJAC certified by the Secretary of State of the State of Florida, (b) certificates from the Secretary of State to the effect that MJAC is in good standing or subsisting in such jurisdiction, listing all charter documents of MJAC on file and attesting to its payment of all franchise or similar Taxes, and (c) certificates from the Secretary of State or other appropriate official in each jurisdiction in which MJAC is qualified or admitted to do business to the effect that MJAC is duly qualified or admitted and in good standing in such jurisdiction.


                                   ARTICLE VI

                    SURVIVAL OF REPRESENTATIONS, WARRANTIES,
                            COVENANTS AND AGREEMENTS

                  6.01 Survival of Representations, Warranties, Covenants and Agreements. Notwithstanding any right of Jan Bell (whether or not exercised) to investigate the affairs of the Company, the Company or any Subsidiary or any right of any party (whether or not exercised) to investigate the accuracy of the representations and warranties of the other party contained in this Agreement or the waiver of any provision hereof, the Company, on the one hand, and Jan Bell, on the other hand, have the right to rely fully upon the representations, warranties, covenants and agreements of the other contained in this Agreement. The representations, warranties, covenants and agreements of the Company and Jan Bell contained in this Agreement (a) will survive the Closing Date with respect to the covenants contained in Sections 4.03, 4.04, and 4.10 hereof for the time periods indicated in such sections, (b) will expire on the Closing Date with respect to the representations and warranties contained in Sections 2.07, 2.13, 2.15, 2.16, 2.18, 2.20, 2.21, 2.23,
2.24, 2.25, 2.27, and 2.28 hereof (c) will survive the Closing Date until the second anniversary of the Closing Date with respect to all other representations and warranties and any covenant or agreement to be performed in whole or in part on or prior to the Closing provided, however, that subsequent to the Closing Date, claims by or on behalf of Jan Bell asserting the breach of any representation, warranty covenant or agreement that survives the Closing Date pursuant to this Article VI may be brought only in accordance with the Joinder Agreements and the arrangements contemplated thereby.

                                   ARTICLE VII

                                   TERMINATION

                  7.01 Grounds for Termination. This Agreement may be terminated at any time prior to the Closing:

                  (a) by mutual written agreement of Jan Bell and the Company;

                  (b) by Jan Bell after written notice to the Company if Jan Bell is not then in material breach of any material provision of this Agreement and there has been any one or more misrepresentations in or breaches of the representations or warranties made by the Company contained herein that, if not cured on or prior to the Closing Date, could be reasonably expected to give Jan Bell grounds not to close under Section 5.01 hereof when taken into account with all other uncured misrepresentations in or breaches of such representation or warranties as to which Jan Bell shall have given notice to the Company as provided in this paragraph (b); a termination pursuant to this paragraph (b) shall become effective (i) fifteen (15) days after such notice with respect to such a misrepresentation or breach that is not capable of being cured on or prior to the Closing Date, or (ii) immediately prior to the Closing with respect to such a misrepresentation or breach that is capable of being cured, but is not cured, on or prior to the Closing Date;

                  (c) by Jan Bell if Jan Bell is not then in material breach of any material provision of this Agreement after written notice to the Company of the failure by the Company to perform and satisfy in any material respect any of their material obligations required to be performed and satisfied by the Company on or prior to the Closing Date, if the aggregate of all such failures shall be material; a termination pursuant to this paragraph (c) shall become effective
(i) fifteen (15) days after such notice with respect to such a failure that is not capable of being cured on or prior to the Closing Date, or (ii) immediately prior to the Closing with respect to such a failure that is capable of being cured, but is not cured, on or prior to the Closing Date;

                  (d) by the Company after written notice to Jan Bell if the Company is not then in material breach of any material provision of this Agreement and there has been one or more material misrepresentation in or material breaches of the representations or warranties made by Jan Bell herein which, if not cured on or prior to the Closing Date, could be reasonably expected to give the Company grounds not to close under Section 5.02 hereof when taken into account with all other uncured misrepresentations in or breaches of such representations or warranties as to which the Company shall have given notice to Jan Bell as provided in this paragraph (d); a termination pursuant to this paragraph (d) shall become effective (i) fifteen (15) days after such notice with respect to such a misrepresentation or breach that is not capable of being cured on or prior to the Closing Date, or (ii) immediately prior to the Closing with respect to such a misrepresentation or breach that is capable of being cured, but is not cured, on or prior to the Closing Date;

                  (e) by the Company if the Company are not then in material breach of any material provision of this Agreement after written notice to Jan Bell of Jan Bell's failure to perform and satisfy in any material respect any of its material obligations under this Agreement required to be performed and satisfied by Jan Bell on or prior to the Closing Date, if the aggregate of all such failures shall be material; a termination pursuant to this paragraph (e) shall become effective (i) fifteen (15) days after such notice with respect to such a failure that is not capable of being cured on or prior to the Closing Date, or (ii) immediately prior to the Closing with respect to such a failure that is capable of being cured, but is not cured, on or prior to the Closing Date;

                  (f) by Jan Bell or by the Company, if the Closing shall not have been consummated by July 31, 1998; provided, however, that neither Jan Bell nor the Company may terminate this Agreement pursuant to this paragraph (f) if the Closing shall not have been consummated by such date by reason of the failure of such party or any of its Affiliates to perform in all material respects any of its or their respective covenants or agreements contained in this Agreement; and

                  (g) by Jan Bell or the Company if any federal, state or foreign law or any rule or regulation thereunder shall hereafter be enacted or become applicable that makes the transactions contemplated hereby or the consummation of the Closing illegal or otherwise prohibited, or if any judgment, injunction, order or decree enjoining any party hereto from consummating the transactions contemplated hereby is entered and such judgment, injunction, order or decree shall become final and nonappealable; and

                  (h) the Company may terminate this Agreement by giving written notice to Jan Bell, at any time prior to the Effective Time, in the event that a Person has made an Acquisition Proposal that the Board of Directors of the Company determines, in good faith, and after consultation with, and upon receipt of written advice from, its financial and legal advisors, is likely to be completed within 30 days of the date hereof, and would, if consummated, result in a transaction materially more favorable, from a financial point of view, to the Company

Stockholders than the Transactions contemplated by this Agreement and the Merger (a "Superior Acquisition Proposal"); and

                  (i) Jan Bell may terminate this Agreement by giving written notice to the Company if (A) the Board of Directors of the Company shall have withdrawn or modified or amended, in a manner adverse to Jan Bell, either its approval or recommendation of this Agreement and the Merger or its recommendation that the Company Stockholders adopt and approve the Transactions contemplated by this Agreement and the Merger, or (B) the Board of Directors of the Company shall have approved, recommended or endorsed any Superior Acquisition Proposal.

                  The party or parties desiring to terminate this Agreement pursuant to clauses (b) through (i) shall give written notice of such termination to the other party or parties hereto.

                  7.02 Effect of Termination. If this Agreement is terminated as permitted by Section 7.01 hereof, such termination shall be without liability of any party to any other party to this Agreement except as hereinafter expressly provided in this Section 7.02. If such termination shall result from the breach by any party of its representations, warranties, covenants or agreements contained in this Agreement, such party shall be fully liable for any and all Losses incurred or suffered by the other parties hereto as a result of such failure or breach and such termination shall not be deemed to be an election of remedies. The provisions of Sections 4.04, 4.06, 9.01, 9.02, 9.03, 9.04, 9.05,
9.06, 9.07, 9.08, 9.09, 9.10, 9.11, 9.12, 9.13, 9.14, 9.15, 9.16 and 9.17 hereof shall survive any termination of this Agreement pursuant to this Article VII, and each party hereto shall be fully responsible for all Losses incurred or suffered by the other parties hereto resulting from any breach of Sections 4.04,
4.06 and 9.05 hereof, whether or not such breach occurs prior to the termination of this Agreement.


                                  ARTICLE VIII

                                   DEFINITIONS

                  8.01 Definitions. As used in this Agreement, the following capitalized terms shall have the meanings indicated below:

         "Acquisition Proposal" means an offer or proposal relating to a Sale.

          "Actions or Proceedings" means any action, suit, proceeding, arbitration or Governmental or Regulatory Authority investigation or audit.

         "Affiliate" means, as applied to any Person, (a) any other Person directly or indirectly controlling, controlled by or under common control with, that Person, (b) any other Person that owns or controls (i) 5% or more of any class of equity securities of that Person or any of its

Affiliates or (ii) 5% or more of any class of equity securities (including any equity securities issuable upon the exercise of any option or convertible security) of that Person or any of its Affiliates or (c) any director, partner, officer, agent, employee or member of the immediate family (i.e., mother, father, sister, brother, son, etc.) of such Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through ownership of voting securities or by contract or otherwise.

         "Agreement" has the meaning set forth in the preamble.

         "Articles of Merger" has the meaning set forth in Section 1.03 hereof.

         "Assets and Properties" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intan gible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including without limitation cash, cash equivalents, Investment Assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

         "Asset or Property" and "Assets or Properties" of any Person means all assets or properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including without limitation cash, cash equivalents, Investment Assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

         "Audited Financial Statements" has the meaning ascribed to it in
Section 2.08 hereof.

         "Benefit Plan" means any Plan, existing at the Closing Date or prior thereto, established or to which contributions have at any time been made by the Company or any Subsidiary, or any predecessor of any of the foregoing, or under which any employee, former employee or director of the Company or any Subsidiary or any beneficiary thereof is covered, is eligible for coverage or has benefit rights.

         "Books and Records" means all files, documents, instruments, papers, books and records relating to the Business or Condition of the Company, including without limitation financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

         "Business Combination" means, with respect to any Person, any (i) merger, consolidation or combination to which such Person is a party, (ii) any sale, dividend, split or other disposition of any capital stock or other equity interests of such Person, (iii) any tender offer (including without limitation a self- tender), exchange offer, recapitalization, liquidation, dissolution or similar transaction, (iv) any sale, dividend or other disposition of all or a material portion of the Assets and Properties of such Person or (v) the entering into of any agreement or understanding, or the granting of any rights or options, with respect to any of the foregoing.

         "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of New York are authorized or obligated to close.

         "Business or Condition of Jan Bell" means the business, condition (financial or otherwise), results of operations, Assets and Properties and prospects of Jan Bell and its subsidiaries taken as a whole.

         "Business or Condition of the Company" means the business, condition (financial or otherwise), results of operations, Assets and Properties and prospects of the Company and its Subsidiaries.

         "Certificates" has the meaning set forth in Section 1.10(b) hereof.

         "Closing" has the meaning set forth in Section 1.02 hereof.

         "Closing Date" has the meaning set forth in Section 1.02 hereof.

         "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         "Company" has the meaning set forth in the preamble hereof.

         "Company Stockholder" means any Person who or which holds any Shares.

         "Confidentiality Provisions" has the meaning ascribed to it in Section
4.04 hereof.

         "Contract" means any agreement, lease, evidence of Indebtedness, mortgage, indenture, security agreement or other contract (whether written or oral).

         "D&O Policy" has the meaning ascribed to it in Section 4.10(b) hereof.

         "Debt Settlement Amount" means the amount required to discharge or otherwise satisfy in full on the Closing Date, all of the debt obligations of the Company under the Revolving Credit Facility and the Subordinated Debt.

         "Disclosure Schedule" means the disclosure schedule delivered pursuant to the Stock Purchase Agreement.

         "Dissenting Shares" has the meaning set forth in Section 1.09 hereof.

         "Effective Time" has the meaning set forth in Section 1.03 hereof.

         "Environment" means all air, surface water, groundwater, or land, including land surface or subsurface, including all fish, wildlife, biota and all other natural resources.

         "Environmental Claim" means any and all administrative or judicial actions, suits, orders, claims, liens, notices, notices of violations, investigations, complaints, requests for information, proceedings, or other communication (written or oral), whether criminal or civil, (collectively, "Claims") pursuant to or relating to any applicable Environmental Law by any person (including but not limited to any Governmental or Regulatory Authority, private person and citizens' group) based upon, alleging, asserting, or claiming any actual or potential (i) violation of or liability under any Environmental Law, (ii) violation of any Environmental Permit, or (iii) liability for investigatory costs, cleanup costs, removal costs, remedial costs, response costs, natural resource damages, property damage, personal injury, fines, or penalties arising out of, based on, resulting from, or related to the presence, Release, or threatened Release into the Environment, of any Hazardous Materials at any location, including but not limited to any off-Site location to which Hazardous Materials or materials containing Hazardous Materials were sent for handling, storage, treatment, or disposal.

         "Environmental Law" means all federal, state, local and foreign environmental, health and safety Laws, common law orders, decrees, judgments, codes and ordinances and all rules and regulations promulgated thereunder, civil or criminal, including, without limitation, Laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials, pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, pollutants, contaminants, chemicals, or industrial, solid, toxic or hazardous substances or wastes.

         "Environmental Permit" means any federal, state, local, provincial, or foreign permits, licenses, approvals, consents or authorizations required by any Governmental or Regulatory Authority under or in connection with any Environmental Law and includes any and all orders, consent orders or binding agreements issued or entered into by a Governmental or Regulatory Authority under any applicable Environmental Law.

         "Equity Rights" means the equity rights granted pursuant to the Equity Rights Plan.

         "Equity Rights Plan" means the Company's Directors' Deferred Compensation Plan.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

         "ERISA Affiliate" means any Person who is, or at any time was, a member of a controlled group (within the meaning of Section 412(n)(6) of the Code) that includes, or at any time included, the Company or any Subsidiary, or any predecessor of any of the foregoing.

         "Escrow Agent" has the meaning ascribed to it in Section 1.10(b) hereof.

         "Escrow Agreement" has the meaning ascribed to it in Section 1.10(b) hereof.

         "FBCA" has the meaning set forth in the recitals hereof.

         "GAAP" means generally accepted accounting principles, consistently applied.

         "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision, and shall include, without limitation, any stock exchange, quotation service and the National Association of Securities Dealers.

         "Hazardous Material" means (A) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs);
(B) any chemicals, materials, substances or wastes which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import, under any Environmental Law; and (C) any other chemical, material, substance or waste, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental or Regulatory Authority.

         "Indebtedness" of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business),
(iv) under capital leases and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

         "Intangibles" means with respect to the Company and its Subsidiaries, taken as a whole, at any date, the amount of all assets required to be classified as intangibles in accordance with GAAP.

         "Intellectual Property" means all trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, copyrights and copyright rights, patents and patent rights, brand names, trade dress, product designs, product packaging, business and product names, logos, slogans, rights of publicity, trade secrets, inventions, processes, formulae, industrial models, processes, designs, specifications, data, technology, methodologies, computer programs and any other confidential and proprietary right or information, whether or not subject to statutory registration, and all related technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights, and the right to sue for past infringement, if any, in connection with any of the foregoing, and all documents, disks and other media on which any of the foregoing is stored.

         "Investment Assets" means all debentures, notes and other evidences of Indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, mortgage loans and other investment or portfolio assets owned of record or beneficially by the Company.

         "IRS" means the United States Internal Revenue Service.

         "Joinder Agreement" has the meaning ascribed to it in Section 1.10(b) hereof.

         "Laws" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

         "Leased Real Property" has the meaning ascribed to it in Section 2.15(a) hereof.

         "Liability" or "Liabilities" means all Indebtedness, obligations and other liabilities (or contingencies that have not yet become liabilities) of a Person (whether absolute, accrued, contingent (or based upon any contingency), known or unknown, fixed or otherwise, or whether due or to become due).

         "Licenses" means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

         "Liens" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

         "Loss" means any and all damages, fines, fees, penalties, deficiencies, diminution in value of investment, losses and expenses, including without limitation, interest, reasonable expenses of investigation, court costs, reasonable fees and expenses of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment, including all fees and expenses incurred in connection with asserting or disputing any rights under this Agreement against any party hereto or otherwise.

         "MJAC" has the meaning set forth in the preamble hereof.

         "Merger" has the meaning set forth in the recitals hereof.

         "Merger Consideration" has the meaning set forth in Section 1.07(a) hereof.

         "Operative Agreements" means the Stock Purchase Agreement, the Escrow Agreement, the Joinder Agreements and the other agreements to be entered into in connection with the transactions contemplated by this Agreement.

         "Option" with respect to any Person means any security, right, subscription, warrant, option, "phantom" stock right or other Contract that gives the right to (i) purchase or otherwise receive or be issued any shares of capital stock or other equity interests of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock or other equity interests of such Person or (ii) receive any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock or other equity interests of such Person, including without limitation any rights to participate in the equity, income or election of directors or officers of such Person.

         "Option Plan" means the Company's 1995 Long-Term Stock Incentive Plan.

         "Option Shares"means the option shares granted pursuant to the Option Plan and any other Option with respect to the Shares.

         "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

         "Outstanding Shares" means the outstanding shares of capital stock of the Company, consisting of 3,049,722 shares of common stock.

         "Owned Real Property" has the meaning ascribed to it in Section 2.15(a) hereof.

         "Parties" has the meaning set forth in the preamble hereof.

         "Paying Agent" has the meaning set forth in Section 1.10(a) hereof.

         "Permitted Lien" means (i) any Lien for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, and (ii) any minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens does not impair the value or marketability of the property subject to such Lien or interfere with the use of such property in the conduct of the business of the Company and which does not secure obligations for money borrowed.

         "Person" means any natural person, corporation, general partnership, limited partnership, limited liability company or partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

         "Plan" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, or whether for the benefit of a single individual or more than one individual including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of ERISA

         "Real Property" has the meaning ascribed to it in Section 2.15 hereof.

         "Real Property Leases" have the meaning ascribed to it in Section 2.15 hereof.

         "Relevant Group" has the meaning ascribed to it in Section 2.11 hereof.

         "Representatives" means Jan Bell and its Affiliates, any Persons designated by Jan Bell as a prospective lender to the Company at or following the Closing, and each of their respective officers, employees, agents, counsel, accountants, financial advisors, consultants and other representatives.

         "Revolving Credit Facility" means the revolving credit facility pursuant to the loan agreement among the Company, Citibank and the lenders named therein dated June 30, 1995, as amended.

         "Sale" has the meaning ascribed to it in Section 4.06(a) hereof.

         "SEC Documents" means: (i) the Form 10-Q filed by Jan Bell with the Securities and Exchange Commission as of December 16, 1997; (ii) the Form 10-Q filed by Jan Bell with the Securities and Exchange Commission as of September 17, 1997; (iii) the Form 10-Q filed by Jan Bell with the Securities and Exchange Commission as of June 17, 1997; and (iv) the Form 10-K filed by Jan Bell with the Securities and Exchange Commission as of May 2, 1997, in each case as amended, where applicable.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Share" or "Shares" means the Company's common stock par value $.01 per share.

         "Stockholders' Agreement" has the meaning ascribed to it in Section
2.05 hereof.

         "Stock Purchase Agreement" has the meaning ascribed to it in the preamble hereof.

         "Subordinated Debt" means all of the Company's subordinated indebtedness, a summary of which appears on Section 2.19 of the Disclosure Schedule.

         "Subsidiary" means any Person in which the Company, directly or indirectly through Subsidiaries or otherwise, beneficially owns at least fifty percent (50%) of either the equity interest in, or the voting control of, such Person, whether or not existing on the date hereof and with respect to any Person other than the Company, any Person which, directly or indirectly through subsidiaries or otherwise, beneficially owns at least fifty percent (50%) of either the equity interest in, or the voting control of, such Person, whether or not existing on the date hereof.

         "Superior Acquisition Proposal" has the meaning set forth in Section 7.01(h) hereof.

         "Surviving Corporation" has the meaning set forth in Section 1.01 hereof.

         "Tax" or "Taxes" means all federal, state, local or foreign net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, excise, property (including, without limitation, the Florida Intangible Personal Property Tax), alternative or add-on minimum, environmental or other taxes, assessments, duties, fees, levies or other governmental charges of any nature whatever, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

         "Tax Returns" means any returns, reports or statements (including any information returns) required to be filed for purposes of a particular Tax.

         "Taxing Authority" means any governmental agency, board, bureau, body, department or authority of any United States federal, state or local jurisdiction or any foreign jurisdiction, having or purporting to exercise jurisdiction with respect to any Tax.

         "Tenant Leases" has meaning ascribed to it in Section 2.15(d) hereof.

         "Transactions" has the meaning set forth in the recitals hereof.


                                   ARTICLE IX

                                  MISCELLANEOUS

                  9.01 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission or mailed by prepaid first class certified mail, return receipt requested, or mailed by overnight courier prepaid, to the parties at the following addresses or facsimile numbers:

                  (a)      If to Jan Bell, to:

                           Jan Bell Marketing, Inc.
                           14510 Northwest 14th Street
                           Sunrise, Florida 33323
                           Facsimile No: (954) 846-2887
                           Attn: Isaac Arguetty, Chairman & CEO

                           with a copy to:

                           Morgan, Lewis & Bockius LLP
                           101 Park Avenue
                           New York, NY 10178
                           Facsimile No:  (212) 309-6273
                           Attn:  Robert G. Robison, Esq.

                  If to the Company, to:

                           Mayor's Jewelers, Inc.
                           283 Catalonia Avenue
                           Coral Gables, Florida 33134
                           Attn: Samuel A. Getz, President & CEO
                           with a copy to:

                           Akerman, Senterfitt & Eidson, P.A.
                           One Southeast Third Avenue
                           Miami, Florida 33131
                           Facsimile No.: (305) 374-5095
                           Attn:  Philip B. Schwartz, Esq.

                  (b)      If to MJAC, to:

                           Mayor's Jewelers Acquisition Corp.
                           c/o  Jan Bell Marketing, Inc.
                           14510 Northwest 14th Street
                           Sunrise, Florida 33323
                           Facsimile No: (954) 846-2887
                           Attn: Isaac Arguetty, Chairman & CEO

                           with copy to:

                           Morgan, Lewis & Bockius LLP
                           101 Park Avenue
                           New York, NY 10178
                           Facsimile No:  (212) 309-6273
                           Attn:  Robert G. Robison, Esq.

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 9.01, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided for in this Section 9.01, be deemed given upon receipt, (iii) if delivered by mail in the manner described above to the address as provided in this Section 9.01, be deemed given on the earlier of the third Business Day following mailing or upon receipt and (iv) if delivered by overnight courier to the address as provided for in this Section 9.01, be deemed given on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 9.01). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

                  9.02 Entire Agreement. This Agreement and the Operative Agreements supersede all prior discussions and agreements between the parties, including, without limitation, the letter of intent dated February 4, 1998 and the letter agreement dated January 16, 1998, with respect to the subject matter hereof and thereof and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof.

                  9.03 Expenses. Except as otherwise expressly provided in this Agreement, each party will pay its own costs and expenses incurred in connection with this Agreement, the Operative Agreements, and the transactions contemplated hereby and thereby.

                  9.04 Payment of Transfer Taxes and Fees. The Company shall pay all sales, use, transfer, stamp, documentary or similar Taxes imposed upon or arising out of or in connection with the transactions effected pursuant to this Agreement, and shall indemnify, defend, and hold harmless Jan Bell, Company and their respective subsidiaries and Affiliates with respect to such Taxes. The Company shall file all necessary documentation and Tax Returns with respect to such Taxes.

                  9.05 Confidentiality. Jan Bell, on the one hand, and the Company, on the other hand, will hold in strict confidence from any Person (other than any of its Affiliates or in the case of Jan Bell, any Representative of Jan Bell), unless (i) compelled to disclose by judicial or administrative process (including without limitation in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of Governmental or Regulatory Authorities) or by other requirements of Law or (ii) disclosed in an Action or Proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the other party hereto or any of its Affiliates furnished to it by or on behalf of the other party in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (a) previously known by the party receiving such documents or information, (b) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party or (c) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential.

                  9.06 Cumulative Remedies. The rights, remedies, powers and privileges herein and in the Operative Agreements are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law or equity.

                  9.07 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

                  9.08 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of the parties hereto.

                  9.09 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights, and this Agreement does not confer any such rights, upon any other Person.

                  9.10 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned (by operation of law or otherwise) by the Company without the prior written consent of Jan Bell and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

                  9.11 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

                  9.12 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof,
(c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance here from and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

                  9.13 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

                  9.14 Consent to Jurisdiction and Service of Process. EACH PARTY HERETO CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF DADE, STATE OF FLORIDA AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT MAY BE LITIGATED IN SUCH COURTS. EACH PARTY HERETO ACCEPTS FOR ITSELF AND HIMSELF (OR HERSELF) AND IN CONNECTION WITH ITS AND HIS (OR HER) RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT

OR ANY OPERATIVE AGREEMENT. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF ANY PARTY HERETO TO SERVE ANY SUCH LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER OR TO BRING ACTIONS, SUITS OR PROCEEDINGS AGAINST ANY OF THE OTHER PARTIES HERETO IN SUCH OTHER JURISDICTIONS, AND IN SUCH MANNER, AS MAY BE PERMITTED BY ANY APPLICABLE LAW.

                  9.15 Limited Recourse. Notwithstanding anything in this Agreement or any Operative Agreement to the contrary, (i) obligations and liabilities of Jan Bell hereunder and thereunder shall be without recourse to any stockholder of Jan Bell or any of such stockholder's Affiliates, directors, employees, officers or agents and shall be limited to the assets of such party and (ii) the stockholders of Jan Bell have made no (and shall not be deemed to have made any) representations, warranties or covenants (express or implied) under or in connection with this Agreement or any other Operative Agreement.

                  9.16     Construction.

                  (a) Any reference to any applicable Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever required by the context, any gender shall include any other gender, the singular shall include the plural and the plural shall include the singular. The words "herein," "hereof," "hereunder," and words of similar import refer to this Agreement as a whole and not to a particular section. The terms "Article" and "Section" refer to the specified Article or Section of this Agreement. Whenever the word "including" is used in this Agreement, it shall be deemed to mean "including, without limitation," "including, but not limited to" or other words of similar import such that the items following the word "including" shall be deemed to be a list by way of illustration only and shall not be deemed to be an exhaustive list of applicable items in the context thereof. The phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of the Company. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

                  (b) When used herein, the phrase "to the knowledge of" any Person, "to the best knowledge of" any Person or any similar phrase, means (i) with respect to any Person who is an individual, the actual knowledge of such Person, (ii) with respect to any other Person, the actual knowledge of the directors, officers, members, managers, general partners, and other similar Persons in a similar position or having similar powers and duties and (iii) in the case of each of (i) and (ii), the knowledge of facts that such individuals should have after reasonable inquiry.

                  (c) The parties hereto intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) that the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

                  (d) Nothing in the Disclosure Schedule hereto shall be deemed adequate to disclose an exception to a representation or warranty made herein unless (i) the Disclosure Schedule identifies the exception with particularity and describes the relevant facts in reasonable detail of the exception or (ii) the disclosure on its face in one Section of the Disclosure Schedule would, without further change, satisfy the disclosure requirements of another Section of the Disclosure Schedule. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other items itself).

                  (e) The parties hereto agree that this Agreement is the product of negotiation between sophisticated parties and individuals, all of whom were represented by counsel, and each of whom had an opportunity to participate in and did participate in, the drafting of each provision hereof. Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly or in favor of or against any party hereto but rather shall be given a fair and reasonable construction without regard to the rule of contra proferentum.

                  9.17 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.



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



         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.


                                  MAYOR'S JEWELERS, INC.



                                  By: /s/
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  MAYOR'S JEWELERS ACQUISITION CORP.



                                  By: /s/
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  JAN BELL MARKETING, INC.



                                  By: /s/
                                     ------------------------------------------
                                     Name:
                                     Title:



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